Exhibit 4.2
Execution Version

INDENTURE

between

VERIZON MASTER TRUST,
as Trust

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee and Note Paying Agent

Dated as of January 22, 2025

SERIES 2025-1

i

Exhibit A	Form of Notes	A-1
Exhibit B	Servicing Criteria to be Addressed in Assessment of Compliance	B-1

INDENTURE, dated as of January 22, 2025 (this “Indenture”), between VERIZON MASTER TRUST, a Delaware statutory trust, as issuer (the “Trust”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as indenture trustee for the benefit of the Series 2025-1 Secured Parties (in such capacity, the “Indenture Trustee”) and as note paying agent (in such capacity, the “Note Paying Agent”).

The Trust, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as master collateral agent (the “Master Collateral Agent”), Cellco Partnership d/b/a Verizon Wireless, as servicer (the “Servicer”), and the Creditor Representatives from time to time party thereto entered into the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended, pursuant to which the Trust granted a security interest in the Receivables and its other assets to the Master Collateral Agent to secure the obligations of the Trust under this Indenture and other Trust Financings.

Pursuant to the terms of the Master Collateral Agreement, this Indenture constitutes a Trust Financing Agreement and the Notes issued under this Indenture constitute Credit Extensions and a Trust Financing that is an Indenture Series.  The Indenture Trustee is hereby appointed as Creditor Representative for Series 2025-1, and the Indenture Trustee hereby accepts such appointment.  On or prior to the date hereof, the Indenture Trustee has executed a Creditor Representative Joinder Agreement as required by Section 3.1 of the Master Collateral Agreement.

The parties agree as follows:

GRANTING CLAUSE

The Trust Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Series 2025-1 Secured Parties, all of the Trust’s right, title and interest in, to and under, whether now owned or later acquired, the Series 2025-1 Collateral.

This Grant is made in trust to secure (a) the payment of principal of, interest on and other amounts owing on the Notes as stated in this Indenture and (b) compliance by the Trust with this Indenture for the benefit of the Series 2025-1 Secured Parties.

The Indenture Trustee acknowledges the Grant, accepts the trusts under this Indenture according to this Indenture and agrees to perform its duties as stated in this Indenture so that the interests of the Series 2025-1 Secured Parties may be adequately and effectively protected.

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1  Usage and Definitions.  Capitalized terms used but not defined in this Indenture are defined in Appendix A to the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended, among the Trust, the Master Collateral Agent, the Servicer, and the Creditor Representatives from time to time party thereto or in the Group Supplement for Group 1, as applicable.  Appendix A also contains usage rules that apply to this Indenture.  Appendix A is incorporated by reference into this Indenture.  As used in this

Indenture, the following terms shall have the following meanings with respect to Series 2025-1 (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accrued Note Interest” means, for a Class and a Payment Date, the sum of the Note Monthly Interest and the Note Interest Shortfall.

“Act” is defined, with respect to Creditor Representatives, in Section 11.3(a) of the Master Collateral Agreement, and, with respect to Noteholders, in Section 11.4(a).

“Additional Interest Amount” means, with respect to any class of Notes, interest accrued on such class of Notes during the related Interest Period at the related Additional Interest Rate.

“Additional Interest Rate” means, with respect to (i) the Class A Notes, 0.75%, (ii) the Class B Notes, 0.75% and (iii) the Class C Notes, 0.75%.

“Additional Series Successor Servicer Fee” means, for any Payment Date, the product of (i) the Series 2025-1 Group Allocated Percentage and (ii) the excess, if any, of (x) $425,000 over (y) the Servicing Fee.

“Amortization Period” means the period beginning on the Payment Date on or immediately following the occurrence of a Series 2025-1 Amortization Event and ending on the Final Maturity Date or an earlier date on which the Notes are paid in full.

“Anticipated Redemption Date” means the Payment Date occurring in January 2028.

“Authenticating Agent” has the meaning stated in Section 2.14(a) of the Indenture.

“Class” means the Class A Notes, the Class B Notes and the Class C Notes, as applicable.

“Class A Notes” means the $534,600,000 Class A 4.71% Asset Backed Notes issued by the Trust, substantially in the form of Exhibit A to this Indenture.

“Class B Notes” means the $40,872,000 Class B 4.94% Asset Backed Notes issued by the Trust, substantially in the form of Exhibit A to this Indenture.

“Class C Notes” means the $24,528,000 Class C 5.09% Asset Backed Notes issued by the Trust, substantially in the form of Exhibit A to this Indenture.

“Class R Interest” means the uncertificated interest in Series 2025-1 representing the right to receive all distributions to the “Class R Interest” pursuant to this Indenture.

“Class R Interest Holder” means the Person registered as the holder of the Class R Interest on the Trust Register.

“Closing Date” means January 22, 2025.

“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month.

“Controlling Class” means (a) the Outstanding Class A Notes, (b) if no Class A Notes are Outstanding, the Outstanding Class B Notes and (c) if no Class B Notes are Outstanding, the Outstanding Class C Notes.

“Corporate Trust Office” means, for the Indenture Trustee, the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office on the date of the execution of the Indenture is located at:

(1) solely for the purposes of transfer, surrender, exchange or presentation for final payment:

EP-MN-WS2N
111 Fillmore Avenue East
St. Paul, MN 55107,
Attn: Bondholder Services/ Verizon Master Trust Series 2025-1

and (2) for all other purposes:

MK-IL-SL7C
190 South LaSalle Street
Chicago, Illinois 60603
Attention: Global Structured Finance/ Verizon Master Trust Series 2025-1
Fax: (312) 332-7992

or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Servicer, the Master Collateral Agent and the Owner Trustee, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Servicer, the Master Collateral Agent and the Owner Trustee).

“Creditor Representative” means, with respect to Series 2025-1, the Indenture Trustee.

“Delinquency Trigger Percentage” means 5.0%.

“Depository Agreement” means the letter of representations for the Notes, dated January 22, 2025, by the Trust in favor of The Depository Trust Company.

“Discount Rate” means, with respect to Series 2025-1, the Series 2025-1 Discount Rate.

“Distribution Account” means the account established in the name of the Note Paying Agent for the purpose of holding and making distributions of Series 2025-1 Available Funds.

“Earliest Redemption Date” means the Payment Date occurring in February 2026.

“Eligible Receivable” means, with respect to Series 2025-1, a Group 1 Receivable that is a Series 2025-1 Eligible Receivable.

“FATCA Information” has the meaning stated in Section 3.3(e).

“FATCA Withholding Tax” has the meaning stated in Section 3.3(e).

“Final Maturity Date” means, for (i) the Class A Notes, the Payment Date in January 2031, (ii) the Class B Notes, the Payment Date in January 2031 and (iii) the Class C Notes, the Payment Date in January 2031.

“First Par Redemption Date” means the Payment Date occurring in October 2027.

“First Priority Principal Payment” means, with respect to any Payment Date, an amount equal to the excess, if any, of (x) the aggregate Note Balance of the Class A Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) over (y) the Series 2025-1 Allocated Pool Balance.

“Indenture” means this Indenture, dated as of the Closing Date, between the Trust and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under this Indenture.

“Indenture Trustee Fee” means a monthly fee equal to 1/12th of $15,000, payable on each Payment Date.

“Interest Period” means for any Payment Date, the period from and including the 20th day of the calendar month immediately preceding the Payment Date to but excluding the 20th day of the month in which the Payment Date occurs (or from and including the Closing Date to but excluding February 20, 2025 for the first Payment Date).

“Letter of Credit” means any letter of credit issued for the benefit of the Notes after the Closing Date.

“Letter of Credit Provider” means, subject to the satisfaction of the Rating Agency Condition, the letter of credit provider under any Letter of Credit issued after the Closing Date.

“Make-Whole Discount Rate” means, for any date of determination, a per annum rate equal to the sum of 0.15% plus the greater of (i) zero and (ii) the yield on such date on United States Treasury Securities having the closest maturity (month and year) to the First Par Redemption Date; provided that, should more than one United States Treasury Security be quoted as maturing on such date, then the yield of the United States Treasury Security quoted closest to par will be used for the purpose of such calculation.

“Make-Whole Payment” means, with respect to any principal payment on a Payment Date, an amount equal to, for each Class of Notes, the excess of (a) the sum of the present value of (x) the amount of all future interest payments that would otherwise accrue on the Note Balance of such Class of Notes from the Redemption Date until the First Par Redemption Date and (y) the principal payment, with each payment under this clause (a) discounted from the First Par Redemption Date to the Redemption Date, monthly on a 30/360 day basis at the Make-Whole Discount Rate over (b) the principal payment.

“Note Balance” means, for a Note or Class, the initial aggregate principal balance of the Note or Class minus all amounts distributed on the Note or Class that is applied to principal.

“Note Interest Rate” means a per annum rate equal to, for: (i) the Class A Notes, 4.71% (computed on the basis of a 360 day year consisting of twelve 30 day months), (ii) the Class B Notes, 4.94% (computed on the basis of a 360 day year consisting of twelve 30 day months) and (iii) the Class C Notes, 5.09% (computed on the basis of a 360 day year consisting of twelve 30 day months).

“Note Interest Shortfall” means, for a Class and a Payment Date, an amount equal to the excess, if any, of the Accrued Note Interest for the Payment Date immediately preceding such Payment Date for the Class over the amount of interest that was paid to the Noteholders of that Class on the Payment Date immediately preceding such Payment Date, together with interest on the excess amount, to the extent lawful, at the Note Interest Rate for the Class for that Interest Period.

“Note Monthly Interest” means, for a Class and a Payment Date, the aggregate amount of interest accrued on the Note Balance of the Class at the Note Interest Rate for the Class for the related Interest Period.

“Note Paying Agent” means initially the Indenture Trustee and any other Person appointed as Note Paying Agent under Section 2.15 of the Indenture.

“Note Register” and “Note Registrar” have the meanings stated in Section 2.4.

“Noteholder” means the Person in whose name a Note is registered on the Note Register.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally with respect to U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code).

“Notes” or “Note” means, collectively or individually, as the context may require, the Class A Notes, the Class B Notes and the Class C Notes.

“Optional Redemption” has the meaning stated in Section 10.1.

“Principal Funding Account” means the account established in the name of the Note Paying Agent for the benefit of the Noteholders under Section 8.2(a).

“Principal Funding Account Limit” means, with respect to any date, an amount equal to 50% of the Note Balance as of such date.

“Priority Principal Payments” means, collectively, the First Priority Principal Payment, the Second Priority Principal Payment, the Third Priority Principal Payment and the Regular Priority Principal Payment.

“Prospectus” means the prospectus dated as of January 15, 2025, relating to the offering of the Notes.

“Rating Agency” means each of S&P Global Ratings and Fitch Ratings, Inc.

“Redemption Date” has the meaning stated in Section 10.1.

“Regular Priority Principal Payment” means, with respect to any Payment Date, an amount equal to (a) prior to the Amortization Period, the excess, if any, of (x) the product of the Series 2025-1 Allocation Percentage and any Pool Balance Deficit for such Payment Date over (y) the sum of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment for such Payment Date and (b) during the Amortization Period, the aggregate Note Balance of the Class A Notes, Class B Notes and Class C Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) minus the sum of any First Priority Principal Payment, any Second Priority Principal Payment and any Third Priority Principal Payment for such Payment Date.

“Required Reserve Amount” means, with respect to any Payment Date (i) during the Revolving Period, an amount equal to $6,539,509.54 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

“Reserve Account” means the account established in the name of the Note Paying Agent for the benefit of the Noteholders under Section 8.2(a).

“Reserve Account Draw Amount” means, for each Payment Date, the lesser of:

(i)            an amount (not less than zero) equal to the Total Required Payment minus the Series 2025-1 Available Funds; and

(ii)            the amount in the Reserve Account;

provided that, if on any Payment Date during the Amortization Period, the amount on deposit in the Reserve Account together with Series 2025-1 Available Funds for that Payment Date is sufficient to pay the entire Note Balance of the Notes, all accrued and unpaid interest and any unpaid Make-Whole Payments, unpaid Additional Interest Amounts and all other amounts to be distributed to the Series 2025-1 Secured Parties under this Indenture in full, the Reserve Account Draw Amount for such Payment Date will be an amount equal to the amount in the Reserve Account.

“Reserve Deposit Amount” means, with respect to any Payment Date, an amount equal to (a) the Required Reserve Amount minus (b) (i) the amount in the Reserve Account on the Payment Date (before payments under Section 8.2(c) on that Payment Date) and (ii) if applicable, the amount available under any Letter of Credit on such Payment Date.

“Revolving Period” means the period beginning on the Closing Date and ending on the date when the Amortization Period begins.

“Second Priority Principal Payment” means, with respect to any Payment Date, an amount equal to the excess, if any, of (x) the aggregate Note Balance of the Class A Notes and Class B Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) over (y) the sum of the Series 2025-1 Allocated Pool Balance and any First Priority Principal Payment for such Payment Date.

“Securities Intermediary” means, with respect to the Series 2025-1 Accounts, U.S. Bank National Association.

“Series 2025-1” means the Group 1 Series of Group 1 Credit Extensions designated as “Series 2025-1”.

“Series 2025-1 Account” means each of the Distribution Account, the Principal Funding Account and the Reserve Account.

“Series 2025-1 Account Control Agreement” means the Series 2025-1 Account Control Agreement, dated as of the Closing Date, among the Trust, as grantor, the Indenture Trustee, as secured party, and U.S. Bank National Association, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC, as amended, restated, supplemented or modified from time to time.

“Series 2025-1 Allocated Pool Balance” means, an amount equal to the product of (i) (a) with respect to any date of determination on or prior to the initial Payment Date, a fraction, (x) the numerator of which is the Adjusted Series Invested Amount for such Series 2025-1 as of such date and (y) the denominator of which is equal to the greater of (1) the aggregate Adjusted Series Invested Amount for all Group 1 Series as of such date and (2) the Pool Balance as of such date and (b) with respect to any date of determination after the initial Payment Date, the Series 2025-1 Allocation Percentage and (ii) the present value (discounted using the Series 2025-1 Discount Rate) of the remaining unpaid payments for all Group 1 Receivables included in the Group 1 Pool Balance.

“Series 2025-1 Allocation Percentage” means the Series Allocation Percentage for Series 2025-1.

“Series 2025-1 Amortization Event” means, with respect to Series 2025-1, the occurrence of any of the following:

(a)	on any Payment Date interest due is not paid on any class of Notes,

(b)
on the fifth Business Day after any Payment Date during the Revolving Period, after giving effect to distributions on such Payment Date, the sum of the amount on deposit in the Reserve Account plus, if a Letter of Credit has been issued for the benefit of the Notes, the amount available under the Letter of Credit, is less than the Required Reserve Amount,

(c)	as of the Anticipated Redemption Date, the Trust has not redeemed the Notes,

(d)
as of any Payment Date, a Pool Balance Deficit exists with respect to Group 1 after giving effect to distributions on such Payment Date (including deposits to the Principal Funding Account on such Payment Date),

(e)
for any Payment Date, the sum of the fractions, expressed as percentages for each of the three (3) Collection Periods immediately preceding that Payment Date, calculated by dividing the aggregate Principal Balance of all Group 1 Receivables which became Written-Off Receivables during each of the three (3) prior Collection Periods by the Group 1 Pool Balance as of the first day of each of those Collection Periods, multiplied by four (4), exceeds 10.00%,

(f)
for any Payment Date, the sum of the fractions, expressed as percentages for each of the three (3) Collection Periods immediately preceding that Payment Date, calculated by dividing the aggregate Principal Balance of all Group 1 Receivables that are ninety-one (91) days or more delinquent at the end of each of the three (3) prior Collection Periods by the Group 1 Pool Balance as of the last day of each of those Collection Periods, divided by three (3), exceeds 2.00%,

(g)
with respect to any Payment Date, the Series 2025-1 Allocated Pool Balance is less than 50.00% of (x) the aggregate Note Balance minus (y) the amount on deposit in the Principal Funding Account, in each case as of such Payment Date,

(h)
as of any date of determination, the Discounted Series Invested Amount for Series 2025-1 is greater than the excess of (i) the Group 1 Pool Balance over (ii) the sum of (x) the Ineligible Amount for Series 2025-1 and (y) the Series 2025-1 Excess Concentration Amount,

(i)	a Servicer Termination Event has occurred and is continuing, or

(j)	an Event of Default for Group 1 has occurred and is continuing.

“Series 2025-1 ARR Series Allocation Percentage” means the ARR Series Allocation Percentage for Series 2025-1.

“Series 2025-1 Available Funds” means, with respect to any Payment Date, an amount equal to the sum of (i) the product of the Series 2025-1 Allocation Percentage and the Group Available Funds for Group 1 for the related Collection Period and (ii) any amounts released from the Principal Funding Account with respect to such Payment Date.

“Series 2025-1 Collateral” means (a) all security entitlements relating to the Series 2025-1 Accounts and the property deposited in or credited to any of the Series 2025-1 Accounts, (b)

the Trust’s rights under any Letter of Credit, (c) all present and future claims, demands, causes of action and choses in action for any of the foregoing and (d) all payments on or under and all proceeds for any of the foregoing.

“Series 2025-1 Discount Rate” means 10.49%.

“Series 2025-1 Eligible Receivable” means a Group 1 Receivable that satisfies all of the following criteria:

•	as of any date of determination, the remaining term of the Receivable was less than or equal to 36 months;

•	the Receivable did not contain a contractual right to an upgrade of the Device related to the device payment plan agreement at the time the Receivable was originated;

•
as of the related Cutoff Date, as indicated on the records of the related Originator, one of its affiliates or the Servicer, the Obligor on the account for the Receivable maintains service with Verizon Wireless;

•	as of the related Cutoff Date, the Receivable is not associated with the account of a government customer;

•
as of the related Cutoff Date, the Obligor on the account for the Receivable is not indicated to be subject to a current bankruptcy proceeding on the records of the related Originator (or, with respect to Receivables transferred from the Additional Transferor or designated to Group 1 on a Re-Designation Date, the Servicer) or one of its affiliates, acting as its agent;

•
as of the related Cutoff Date, it is not a Receivable that is part of an account (i) on which any amount is thirty-one (31) days or more delinquent by the Obligor, or (ii) that is in “suspend” or “disconnect” status (including as a result of the application of the Servicemembers Civil Relief Act) in accordance with the Servicing Procedures;

•	the Receivable is denominated and payable only in U.S. dollars;

•	the Receivable is a legal and binding obligation of the related Obligor enforceable against the Obligor in accordance with its terms;

•	as of the related Cutoff Date, the Obligor on the account for the Receivable had a billing address in the United States or in a territory of the United States;

•	installment payments with respect to the Receivable are scheduled no less frequently than monthly under the related device payment plan agreement;

•	as of the related Cutoff Date, the outstanding Principal Balance of the Receivable does not exceed $3,000; and

•
as of the related Cutoff Date, either (i) at least one (1) payment made by the Obligor under the related device payment plan agreement has been received with respect to the related Receivable, or (ii) the related Obligor has at least one (1) year of Customer Tenure with Verizon Wireless;

•	for any Business Receivable for which the related Obligor is a Business Obligor:

•	the Business Obligor on the account for such Business Receivable is identified in the systems of the Servicer as a business customer; and

•	the Business Obligor on the account for such Business Receivable is not any of Cellco, the Trust, the Depositor, Verizon Communications, any Originator, the True-Up Trust or an affiliate thereof.

“Series 2025-1 Excess Concentration Amount” means, with respect to Group 1 and the Group 1 Receivables, the sum of the following amounts, without duplication:

(1) for all Group 1 Receivables:

•
the amount by which the aggregate Principal Balance of Group 1 Receivables with Obligors that have less than twelve (12) months of Customer Tenure with Verizon Wireless exceeds 22.00% of the Group Pool Balance,

•
the amount by which the aggregate Principal Balance of Group 1 Receivables with Obligors that have less than sixty (60) months of Customer Tenure with Verizon Wireless exceeds 45.00% of the Group Pool Balance, and

•
with respect to all Receivables for which the origination date was less than thirty-one (31) days prior to the related Cutoff Date, or in the case of any determination made on a Payment Date, the last day of the related Collection Period, the product of (i) the aggregate Principal Balance of all such Receivables and (ii) 10.00%,

(2) for Group 1 Receivables that Consumer Receivables only:

•
the aggregate Principal Balance of all Group 1 Receivables that are Consumer Receivables with the lowest FICO® Scores that would need to be excluded from the calculation of the Pool Balance of all Group 1 Receivables that are Consumer Receivables in order to cause the weighted average FICO® Score of the Consumer Obligors with respect to all Group 1 Receivables that are Consumer Receivables (weighted based on Principal Balances) included in such calculation of the Pool Balance of all Group 1 Receivables that are Consumer Receivables to be at least 700 (excluding any Group 1 Receivables that are Consumer Receivables with Consumer Obligors for whom FICO® Scores are not available), and

•
the amount by which the aggregate Principal Balance of Group 1 Receivables that are Consumer Receivables with Consumer Obligors for whom FICO® Scores are not available exceeds 4.50% of the Pool Balance of all Group 1 Receivables that are Consumer Receivables,

(3) for Group 1 Receivables that are Business Receivables only:

•	the amount by which the aggregate Principal Balance of Group 1 Receivables that are Business Receivables exceeds 10.00% of the Group Pool Balance.

“Series 2025-1 Group Allocated Percentage” means the Group Allocated Percentage for Series 2025-1.

“Series 2025-1 Required Overcollateralization Amount” means, with respect to any date of determination, an amount equal to (a) the product of (i) the Series 2025-1 Required Overcollateralization Percentage, expressed as a fraction, and (ii) (x) during the Revolving Period, the Note Balance of the Notes as of such date and (y) during the Amortization Period, the Note Balance of the Notes as of the last day of the Revolving Period, divided by (b) the percentage, expressed as a fraction, equal to 100% minus the Series 2025-1 Required Overcollateralization Percentage.

“Series 2025-1 Required Overcollateralization Percentage” means 8.25%.

“Series 2025-1 Secured Parties” means, with respect to Series 2025-1, the Indenture Trustee, for the benefit of the Noteholders.

“Series 2025-1 Securities Account” means each Series 2025-1 Account subject to the terms of the Series 2025-1 Account Control Agreement.

“Series 2025-1 Series Certificate Distribution Account” means the account established and maintained as such pursuant to Section 4.1(a) of the Trust Agreement.

“Series 2025-1 Series Related Documents” means, collectively, means this Indenture, the Depository Agreement, the Series 2025-1 Account Control Agreement, any Letter of Credit and any other Series Related Documents with respect to Series 2025-1.

“Series 2025-1 Supplemental ARR Series Allocation Percentage” means the Supplemental ARR Series Allocation Percentage for Series 2025-1.

“Sponsor” means Cellco.

“Third Priority Principal Payment” means, with respect to any Payment Date, an amount equal to the excess, if any, of (x) the aggregate Note Balance of the Class A Notes, Class B Notes and Class C Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) over (y) the sum of the Series 2025-1 Allocated Pool Balance, any First Priority Principal Payment and any Second Priority Principal Payment for such Payment Date.

“Total Required Payment” means, with respect to any Payment Date and the Reserve Account Draw Amount, the sum of the amounts set forth in Sections 8.2(c)(i) through (viii) of this Indenture.

“Trust Order” has the meaning stated in Section 11.3(a).

“Trust Request” has the meaning stated in Section 11.3(a).

“Underwriting Agreement” means the Underwriting Agreement, dated as of January 15, 2025, by and among the Trust, Cellco and each of Citigroup Global Markets Inc., BNP Paribas Securities Corp., RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc., each on its own behalf and as a representative of the several underwriters identified therein.

Section 1.2  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes

“indenture security holder” means a Noteholder

“indenture to be qualified” means this Indenture

“indenture trustee” or “institutional trustee” means the Indenture Trustee

“obligor” on the indenture securities means the Trust and any other obligor on the indenture securities

All other TIA terms used in this Indenture that are (i) defined in the TIA, (ii) defined in the TIA by reference to another statute or (iii) defined by a Commission rule have the meanings so assigned to them.

ARTICLE II

THE NOTES

Section 2.1  Form of Notes.

(a)            Form.  Each Class of Notes will be in substantially the form of Exhibit A with variations required or permitted by this Indenture.  The Notes may have marks of identification and legends or endorsements as determined by the Responsible Person of the Trust executing the Notes.  The physical Notes will be produced by a method determined by the Responsible Person of the Trust executing the Notes.

(b)            Incorporation by Reference.  Each Note will be dated the date of its authentication.  The terms of the Notes in Exhibit A are part of this Indenture and are incorporated into this Indenture by reference.

Section 2.2  Execution, Authentication and Delivery.

(a)            Execution.  The Owner Trustee, on behalf of the Trust, will execute the Notes for the Trust.  The signature of the Responsible Person on the Notes may be manual or facsimile.  Notes having the manual or facsimile signature of an individual who was a Responsible Person of the Trust will bind the Trust, even if the individual has ceased to be a Responsible Person before the authentication and delivery of the Notes or was not a Responsible Person on the issuance date of the Notes.

(b)            Authentication and Delivery.  The Indenture Trustee will, on Trust Order, authenticate and deliver the Notes for original issue in the Classes, Note Interest Rates and initial Note Balances as stated below.

Class	Note Interest Rate	Initial Note Balance
Class A Notes	4.71%	$534,600,000
Class B Notes	4.94%	$40,872,000
Class C Notes	5.09%	$24,528,000

(c)            Denomination.  The Notes will initially be issued as Book-Entry Notes.  The Notes will be issued in minimum denominations of $1,000 and in multiples of $1,000.  However, one Note of each Class may be issued in a different amount if it exceeds the minimum denomination for the Class.

(d)            Certificate of Authentication.  No Note will have the benefit of this Indenture or be valid unless it has a certificate of authentication substantially in the form included in Exhibit A manually executed by an authorized signatory of the Indenture Trustee.  The certificate of authentication on a Note will be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.  Each Note will be dated the date of its authentication.

Section 2.3  Tax Treatment.  The Trust intends that Notes be treated as indebtedness for purposes of U.S. federal, state and local income tax, franchise tax, and any other tax imposed on or measured in whole or in part by income.  The Trust, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes as indebtedness for purposes of U.S. federal, state and local income tax, franchise tax, and any other tax imposed on or measured in whole or in part by income, and the Trust as a mere security device formed to hold the Receivables and issue, among other instruments, Notes and Certificates.

Section 2.4  Note Register.  The Trust appoints the Indenture Trustee to be the “Note Registrar” and to keep a register (the “Note Register”) for the purpose of registering Notes and transfers and exchanges of Notes, subject to such reasonable regulations as it may prescribe.  On resignation of the Note Registrar, the Trust will promptly appoint a successor or, if it elects not to make the appointment, assume the obligations of Note Registrar.  If the Trust appoints a Person other than the Indenture Trustee as Note Registrar, (i) the Trust will notify the Indenture Trustee of the appointment and (ii) the Indenture Trustee will have the right to rely on a certificate executed by an officer of the Note Registrar listing the names and addresses of the Noteholders and the principal amounts and number of the Notes.  Each of the Indenture Trustee (if it is not the Note Registrar), the Trust and the Administrator will have the right to inspect the Note Register at reasonable times and to receive copies of the Note Register.

Section 2.5  Registration of Transfer and Exchange.

(a)            Transfer of Notes.  A Noteholder may transfer a Note by surrendering the Note for registration of transfer at the office or agency of the Trust maintained under Section 3.2.  If the requirements of Section 8-401(a) of the UCC are met, the Trust will execute and the Indenture Trustee will authenticate and deliver to the Noteholder, in the name of the transferee or transferees, new Notes of the same Class, in the same aggregate principal amount.

(b)            Exchange of Notes.  A Noteholder may exchange Notes for other Notes of the same Class by surrendering the Notes to be exchanged at the office or agency of the Trust maintained under Section 3.2.  If the requirements of Section 8-401(a) of the UCC are met, the Trust will execute, the Indenture Trustee will authenticate and the Noteholder will receive from the Indenture Trustee new Notes of the same Class, in the same aggregate principal amount.

(c)            Valid Obligation.  Notes issued on the registration of transfer or exchange of Notes will be the valid obligations of the Trust, evidencing the same debt, and have the same benefits under this Indenture as the Notes surrendered for registration of transfer or exchange.

(d)            Surrendered Notes.  Every Note surrendered for registration of transfer or exchange will be (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Noteholder of the Note or the Noteholder’s authorized attorney, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar including membership or participation in the Securities Transfer Agents Medallion Program or another “signature guarantee program”, according to the Exchange Act and (ii) accompanied by other documents the Note Registrar may require.

(e)            No Service Charge.  None of the Trust, the Note Registrar or the Indenture Trustee will impose a service charge on a Noteholder for the registration of transfer or exchange of Notes.  The Trust, the Note Registrar or the Indenture Trustee may require the Noteholder to pay an amount to cover taxes or other governmental charges that may be imposed for the registration of transfer or exchange of the Notes.

(f)            Registration of Transfers and Exchanges.

(i)            The Note Register will register transfers and exchanges of Notes in the Note Register.  However, neither the Trust nor the Note Registrar will be required to register transfers or exchanges of Notes for which the next Payment Date is not more than fifteen (15) days after the requested date of transfer or exchange or which have been called for redemption.

(ii)            Neither the Indenture Trustee nor the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Clearing Agency participants or beneficial owners of interests in any Book-Entry Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g)            ERISA Representations.  Each Note Owner that is subject to Title I of ERISA, Section 4975 of the Code or Similar Laws and any fiduciary acting on behalf of the Note Owner, by accepting an interest or participation in a Note, is deemed to represent that its acquisition, holding and disposition of that interest or participation does not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code (or, if the Note Owner is subject to Similar Laws, the acquisition, holding and disposition does not and will not result in a violation of such Similar Laws).

Section 2.6  [Reserved].

Section 2.7  Mutilated, Destroyed, Lost or Stolen Notes.

(a)            Replacement Notes.  If a mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence of the destruction, loss or theft of a Note, the Trust will execute and, on Trust Request, the Indenture Trustee will authenticate and deliver a replacement Note of the same Class and principal amount in exchange for or in place of the Note if the following conditions are met: (i) the Indenture Trustee receives security or indemnity to hold the Trust and the Indenture Trustee harmless, (ii) none of the Trust, the Note Registrar or the Indenture Trustee have received notice that the Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC and (iii) the requirements of Section 8-405 of the UCC are met.  However, if a destroyed, lost or stolen Note (but not a mutilated Note) is due and payable within fifteen (15) days or has been called for redemption, instead of issuing a replacement Note, the Trust may pay the destroyed, lost or stolen Note when so due or payable or on the Redemption Date without surrender of the Note.  If a protected purchaser of the original Note in place of which the replacement Note was issued (or the payment made) presents for payment the original Note, the Trust and the Indenture Trustee may recover the replacement Note (or the payment) from the Person to whom it was delivered or a Person taking the replacement Note (or the payment) from the Person to whom the replacement Note (or the payment) was delivered or an assignee of that Person, except a protected purchaser, and may recover on the security or indemnity provided for the replacement Note (or the payment) for any fee, expense, loss, damage or liability incurred by the Trust or the Indenture Trustee for the replacement Note (or the payment).

(b)            Taxes, Charges and Expenses.  On the issuance of a replacement Note under Section 2.7(a), (i) the Trust may require the Noteholder of the Note to pay an amount to cover any taxes or other governmental charges imposed and any other reasonable expenses incurred for the replacement Note, (ii) the Indenture Trustee will, for a mutilated Note, cancel the Note and (iii) the Note Registrar will record in the Note Register that the destroyed, lost or stolen Note no longer has the benefits of this Indenture.

(c)            Additional Obligation.  Each replacement Note issued under Section 2.7(a) will be an original additional contractual obligation of the Trust and will have the benefits of this Indenture equally and proportionately with other Notes of the same Class duly issued under this Indenture.

(d)            Sole Remedy.  This Section 2.7 states the sole remedy available to Noteholders for the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8  Persons Deemed Owners.  On any date, the Trust, the Indenture Trustee, the Note Registrar and any agent of the Trust or the Indenture Trustee may treat the Person in whose name a Note is registered as of that date as the owner of the Note for all purposes, including receiving payments of principal of and interest on the Note, without regard to any notice or other information to the contrary.

Section 2.9  Payments on Notes.

(a)            Interest Accrual.  Each Class of Notes will accrue interest on its Note Balance for each Interest Period until the Note Balance has been paid in full at a rate per annum equal to its Note Interest Rate for that Interest Period.  Interest on the Notes for each Interest Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  Interest on each Note for each Interest Period will be due and payable on the related Payment Date.

(b)            Principal.  Prior to the beginning of the Amortization Period, principal payments will not be made on the Notes, other than in connection with an Optional Redemption.  If Priority Principal Payments are required to be made on any Payment Date prior to the beginning of the Amortization Period in accordance with the provisions of Article VIII, such amounts will be deposited into the Principal Funding Account on such Payment Date in accordance with the provisions of Article VIII, to the extent of Series 2025-1 Available Funds, in lieu of such amounts being applied to pay principal on the Notes on such Payment Date.  Amounts on deposit in the Principal Funding Account will be applied in accordance with the provisions of Article VIII.  On each Payment Date during the Amortization Period, the principal of each Class of Notes will be payable in installments on each Payment Date in accordance with the provisions of Article VIII.  The Note Balance of each Class of Notes will be due and payable on the earlier of the Redemption Date or the applicable Final Maturity Date.  In addition, the Note Balance of each Class of Notes will be due and payable on the date the Notes are declared to be, or have automatically become, immediately due and payable according to Section 5.2(a).

(c)            Make-Whole Payments.  A Make-Whole Payment will be due in connection with the Optional Redemption of the Notes on any date on or after the Earliest Redemption Date but prior to the First Par Redemption Date, as described in Section 8.2, solely to the extent funds are available therefor.  Any Make-Whole Payments on a Class of Notes not previously paid will be due and payable on the earlier of the Redemption Date or the applicable Final Maturity Date.  In addition, any Make-Whole Payments on a Class of Notes not previously paid will be due and payable on the date the Notes are declared to be, or have automatically become, immediately due and payable according to Section 5.2(a).  For the avoidance of doubt, no Make-Whole Payment will be payable in connection with an Optional Redemption of the Notes on or after the First Par Redemption Date.

(d)            Additional Interest Amounts.  If the Notes have not been redeemed as of the Anticipated Redemption Date, beginning on such Payment Date, in addition to interest at the stated interest rate, each class of Notes will accrue additional interest at the Additional Interest Rate applicable to that class of Notes, which accrued Additional Interest Amounts will be distributed to Noteholders in accordance with the provisions of Article VIII, to the extent of Series 2025-1 Available Funds.

(e)            Monthly Payment of Interest, Principal and Other Amounts.  Payments of interest, principal and other amounts on each Class of Notes will be made pro rata to the Noteholders of that Class on each Payment Date.  For Book-Entry Notes, payments will be made by wire transfer to the account designated by the nominee of the Clearing Agency according to Section 2.12.  For Definitive Notes, payments will be made (i) if the Noteholder has given to the Note Registrar instructions at least five (5) Business Days before that Payment Date and the aggregate original principal amount of the Noteholder’s Notes is at least $1,000,000, by wire transfer to the account of the Noteholder or (ii) by check mailed first class mail, postage prepaid, to the Noteholder’s address as it appears on the Note Register on the related Record Date.  Amounts paid by wire transfers or checks that are returned undelivered will be held according to Section 3.3.

(f)            Payment of Final Installment.  The final installment of principal (whether payable by wire transfer or check) of each Note on a Payment Date, the Redemption Date or the applicable Final Maturity Date will be payable only on presentation and surrender of the Note, subject to Section 2.7(a).  Upon receipt of written notice thereof from the Servicer (which may be in the form of the Monthly Investor Report), the Indenture Trustee will notify each Noteholder of the date the Trust expects to pay the final installment on any of the Notes, which notice will be delivered no later than five (5) days before that date (solely to the extent the Indenture Trustee has received notice prior to such date), and the place where the Notes may be presented and surrendered for payment.

Section 2.10  Cancellation of Notes.  Any Person that receives a Note surrendered for payment, registration of transfer, exchange or redemption will deliver the Note to the Indenture Trustee, and the Indenture Trustee will promptly cancel it.  The Trust may surrender to the Indenture Trustee for cancellation Notes previously authenticated and delivered under this Indenture which the Trust may have acquired, and the Indenture Trustee will promptly cancel them.  No Notes will be authenticated in place of or in exchange for Notes cancelled as stated in this Section 2.10.  The Indenture Trustee may hold or dispose of cancelled Notes according to its standard retention or disposal policy unless the Trust directs, by Trust Order, that they be destroyed or returned to it.

Section 2.11  Release of Series 2025-1 Collateral.  The Indenture Trustee will release property from the Lien of this Indenture only according to Sections 8.4 and 10.1.

Section 2.12  Book-Entry Notes.

(a)            Issuance and Registration.  The Notes will be issued as Book-Entry Notes on the Closing Date.  The Book-Entry Notes, on original issuance, will be issued in the form of printed Notes representing the Book-Entry Notes and delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust.  The Book-Entry Notes will be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency.

(b)            Sole Noteholder.  The Note Registrar and the Indenture Trustee may deal with the Clearing Agency as the sole Noteholder of the Book-Entry Notes for all purposes of this Indenture and will not be obligated to the Note Owners, except as stated in Section 7.1.

(c)            Rights.  The rights of Note Owners may be exercised only through the Clearing Agency and will be limited to those established by law and agreements between the Note Owners and the Clearing Agency and/or its participants under the Depository Agreement.

(d)            Clearing Agency Obligations.  The Clearing Agency will make book-entry transfers among its participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to the participants.  The Indenture Trustee, the Note Registrar and the Note Paying Agent shall have no responsibility or liability for any actions taken or not taken by the Clearing Agency.

(e)            Representation of Noteholders.  If this Indenture requires or permits actions to be taken based on instructions or directions of the Noteholders of a stated percentage of the Note Balance of the Notes (or the Controlling Class), the Clearing Agency will be deemed to represent those Noteholders only if it has received instructions to that effect from Note Owners and/or the Clearing Agency’s participants owning or representing, the required percentage of the beneficial interest of the Notes (or the Controlling Class) and has delivered the instructions to the Indenture Trustee.

(f)            Conflicts.  If this Section 2.12 conflicts with other terms of this Indenture, this Section 2.12 will control.

(g)            CUSIP Numbers.  The Trust in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Trust will promptly notify the Indenture Trustee in writing of any change in the “CUSIP” numbers.

Section 2.13  Definitive Notes.  No Note Owner will receive a definitive, fully registered Note (a “Definitive Note”) representing the Note Owner’s interest in the Note unless and until (a) the Administrator notifies the Indenture Trustee that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as depository for the Book-Entry Notes and the Administrator is unable to reach an agreement on satisfactory terms with a qualified successor, (b) the Administrator notifies the Indenture Trustee that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence and during the continuation of an Event of Default with respect to Group 1 or a Servicer Termination Event, Note Owners of a majority of the Note Balance of the Controlling Class notify the Indenture Trustee and the Clearing Agency that they elect to terminate the book-entry system through the Clearing Agency.  In these cases, the Clearing Agency will notify Note Owners and the Indenture Trustee of the availability of Definitive Notes.  After the Clearing Agency has surrendered the printed Notes representing the Book-Entry Notes and delivered the registration instructions to the Indenture Trustee, the Trust will execute and the Indenture Trustee, on Trust Request, will authenticate the Definitive Notes according to the instructions of the Clearing Agency.  None of the Trust, the Note Registrar or the Indenture Trustee will be liable for delay in delivery of the instructions and may conclusively rely, and will be protected in relying, on the instructions.  On the issuance of Definitive Notes to Note Owners, the Indenture Trustee will recognize the holders of the Definitive Notes as Noteholders.

Section 2.14  Authenticating Agents.

(a)            Appointment.  The Indenture Trustee may appoint one or more Persons as authenticating agents for the Notes (each, an “Authenticating Agent”) with the power to act on its behalf and subject to its direction in the authentication of Notes for issuances, transfers, exchanges and replacements.  The authentication of Notes by an Authenticating Agent under this Section 2.14 is deemed to be the authentication of Notes “by the Indenture Trustee.” If no Authenticating Agent is appointed, the Indenture Trustee will be the Authenticating Agent for the Notes.

(b)            Resignation and Termination.  An Authenticating Agent may resign by notifying the Indenture Trustee, the Master Collateral Agent and the Owner Trustee.  The Indenture Trustee may terminate the agency of an Authenticating Agent by notifying the Authenticating Agent, the Master Collateral Agent and the Owner Trustee.

Section 2.15  Note Paying Agents.

(a)            Appointment.  The Indenture Trustee may appoint one or more Note Paying Agents that meet the eligibility standards for the Indenture Trustee in Section 6.11.  If no Note Paying Agent is appointed, then the Indenture Trustee will be the Note Paying Agent for the Notes.  Each Note Paying Agent will have the power to make distributions from the Series 2025-1 Accounts.

(b)            Resignation and Termination.  A Note Paying Agent may resign by notifying the Indenture Trustee, the Administrator, the Master Collateral Agent and the Trust.  The Indenture Trustee may terminate the agency of a Note Paying Agent by notifying the Note Paying Agent, the Administrator, the Master Collateral Agent and the Trust.

ARTICLE III

COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 3.1  Payment of Principal, Interest and Other Amounts.  The Trust will duly and punctually pay the principal of and interest, Additional Interest Amounts and Make-Whole Payments, if any, on the Notes according to the terms of the Notes and this Indenture.  Amounts withheld under the Code or state or local tax law by any Person from a payment to a Noteholder will be considered as having been paid by the Trust to the Noteholder.

Section 3.2  Maintenance of Office or Agency.  The Trust will maintain an office or agency at the Corporate Trust Office of the Indenture Trustee designated for such purpose, where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands on the Trust for the Notes and this Indenture may be served.  The Trust initially appoints the Indenture Trustee to serve as its agent for those purposes.  The Trust will promptly notify the Indenture Trustee of a change in the location of the office or agency.  If the Trust fails to maintain the office or agency or fails to furnish the Indenture Trustee with the address of the office or agency, any surrender, notices or demands may be made or served at the Corporate Trust Office, and the Trust appoints the Indenture Trustee as its agent to receive them.

Section 3.3  Money for Payments To Be Held in Trust.

(a)            Payments on the Notes.  Payments on the Notes that are to be made from amounts withdrawn from the Series 2025-1 Accounts will be made on behalf of the Trust by the Note Paying Agent.  No amounts withdrawn for payments on the Notes may be paid over to the Trust, except as stated in this Section 3.3.

(b)            Agreement by Note Paying Agent.  The Indenture Trustee will, and will cause each Note Paying Agent (other than the Indenture Trustee) to, execute and deliver to the Indenture Trustee, an instrument in which the Note Paying Agent agrees with the Indenture Trustee (and if the Indenture Trustee acts as the Note Paying Agent, it hereby so agrees) to:

(i)            hold funds held by it for the payment of amounts due on the Notes in trust for the benefit of the Persons entitled to that money and pay it to those Persons under this Indenture;

(ii)            notify the Indenture Trustee of a default by the Trust of which it has actual knowledge in the making of a required payment on the Notes;

(iii)            during the continuance of a default, on the request of the Indenture Trustee, immediately pay to the Indenture Trustee money held by it in trust;

(iv)            immediately resign as a Note Paying Agent and immediately pay to the Indenture Trustee amounts held by it in trust if it ceases to meet the eligibility standards set forth in Section 6.11 for the Indenture Trustee; and

(v)            comply with all requirements of the Code for withholding and reporting requirements for payments on the Notes.

(c)            Payment Direction.  The Trust may by Trust Order, direct a Note Paying Agent to pay to the Indenture Trustee money held in trust by the Note Paying Agent, which money will be held by the Indenture Trustee on the same terms as the Note Paying Agent.  On a Note Paying Agent’s payment of money held in trust to the Indenture Trustee, the Note Paying Agent will be released from liability for such amounts.

(d)            Unclaimed Money.  Subject to applicable law, money held by the Indenture Trustee or a Note Paying Agent in trust under this Section 3.3 which remains unclaimed for two (2) years after it became due and payable will be discharged from the trust and paid to the Trust on Trust Request.  After discharge and payment, the Noteholder of the Note will, as an unsecured general creditor, look only to the Trust for payment of the amount due and unclaimed, and the Indenture Trustee or the Note Paying Agent will be released from liability for such amounts.  However, the Indenture Trustee or the Note Paying Agent, before making the payment, will publish once, at the expense and direction of the Trust, in a newspaper customarily published on each Business Day in the English language and of general circulation in The City of New York, notice that the money remains unclaimed and that after a date stated in the notice, which must be at least thirty (30) days from the date of publication, any unclaimed balance of the money then remaining will be paid to the Trust.  The Indenture Trustee will also use other reasonable means to notify Noteholders of unclaimed payments.

(e)            FATCA Withholding.  The Trust represents, warrants and covenants to the Indenture Trustee and the Note Paying Agent that, (i) to the best of the Trust’s knowledge, the Indenture Trustee, Note Registrar and Note Paying Agent are not obligated in respect of any payments to be made by the Trust pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”), provided such parties have obtained the requisite information about the Noteholders; (ii) the Noteholders are required to provide information sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax (the “FATCA Information”) to the Trust and the Indenture Trustee, (iii) the Trust shall comply with all requirements of the Code with respect to the withholding from any payment made by it on any Note of any applicable FATCA Withholding Tax imposed thereon and with respect to any applicable reporting requirement in connection therewith; and (iv) to the extent the Trust determines that FATCA Withholding Tax is applicable, it will promptly notify the Note Paying Agent of such fact.  To the extent the Trust has the Noteholders’ information, the Trust will provide the FATCA Information to the Indenture Trustee, the Note Registrar and the Note Paying Agent upon request. Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Trust, the Indenture Trustee, the Note Registrar and the Note Paying Agent with the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the FATCA Information. In addition, each holder of a Note will be deemed to understand that the Note Paying Agent has the right to withhold interest payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements.

Section 3.4  Existence.  The Trust will obtain and maintain its qualification in each jurisdiction in which the qualification is or will be necessary to protect the validity and enforceability of this Indenture, the Notes and the Series 2025-1 Collateral.

Section 3.5  Protection of Collateral.

(a)            Amendments and Financing Statements.  The Trust will (i) execute and deliver amendments to this Indenture and other documents, (ii) file or authorize and cause to be filed financing statements and amendments and continuations of those financing statements and (iii) take other action, in each case, necessary or advisable to:

(A)            Grant more effectively any portion of the Series 2025-1 Collateral pursuant to this Indenture;

(B)            maintain or preserve the Lien and security interest (and the priority of the security interest) of this Indenture;

(C)            perfect, maintain perfection, publish notice of or protect the validity of a Grant made or to be made by this Indenture;

(D)            enforce the Series 2025-1 Collateral; or

(E)            maintain and defend title to the Series 2025-1 Collateral and the rights of the Indenture Trustee and the Series 2025-1 Secured Parties in the Series 2025-1 Collateral against the claims of all Persons, subject to Permitted Liens and the Transaction Documents.

(b)            Authorization to File.  The Trust authorizes the Administrator and the Indenture Trustee (but the Indenture Trustee shall not be required to do so) to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Administrator or the Indenture Trustee may determine necessary or advisable to perfect the Indenture Trustee’s interest in the Series 2025-1 Collateral.  The Administrator (or the Indenture Trustee solely to the extent it has elected to so prepare and file) shall timely prepare and file the foregoing and will promptly deliver to the Trust and the Indenture Trustee file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(c)            Indenture Trustee Not Obligated.  The Indenture Trustee is not obligated to (i) make a determination of whether filing financing or continuation statements, or amendments to the statements, is required or (ii) file any financing or continuation statements, or amendments to the statements, and will not be liable for failure to do so.

(d)            Description of Series 2025-1 Collateral in Financing Statement.  Financing statements filed pursuant to this Indenture may describe the Series 2025-1 Collateral in the same manner as described herein or may describe the Series 2025-1 Collateral subject thereto as “All of the debtor’s right, title and interest now or hereafter existing in, to and under all assets of the debtor pledged solely to Series 2025-1, whether now owned or existing or hereafter acquired or arising.”

Section 3.6  Performance of Obligations.

(a)            Performance of Obligations.  The Trust will perform all of its obligations under the Transaction Documents, the Series 2025-1 Series Related Documents and documents included in the Series 2025-1 Collateral in all material respects.  The Trust will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Series 2025-1 Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in or permitted under this Indenture, the other Series 2025-1 Series Related Documents, the Transaction Documents, the Servicing Procedures or such other instrument or agreement.

(b)            Subcontracting.  The Trust may contract with other Persons to assist it in performing its obligations under this Indenture.  Initially, the Trust has contracted with the Servicer and the Administrator to assist the Trust in performing its obligations under this Indenture.

Section 3.7  Negative Covenants.  So long as Notes are Outstanding, the Trust will not, except as permitted in the Transaction Documents:

(a)  Dispose of Series 2025-1 Collateral.  Sell, transfer, exchange or dispose of the Series 2025-1 Collateral unless directed to do so by the Indenture Trustee;

(b)            No Release of Material Obligations.  Take action, and will use its commercially reasonable efforts to prevent any action from being taken by others, that would release any Person from any material obligation under a document included in the Series 2025-1 Collateral or that would impair the validity or enforceability of the Series 2025-1 Collateral or a document included in the Series 2025-1 Collateral;

(c)            Set-off.  Claim a credit on, or make a deduction from the payments of principal or interest on, the Notes (other than amounts withheld from payments under applicable Law) or assert a claim against a Noteholder by reason of the payment of the taxes levied or assessed on the Trust, the Group 1 Assets or the Series 2025-1 Collateral;

(d)            Liens.  Permit (i) the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, subordinated, terminated or discharged, or permit a Person to be released from obligations under this Indenture except in each case as permitted by this Indenture, (ii) any Lien, other than Permitted Liens, to be created on or extend to the Series 2025-1 Collateral or (iii) the Lien of this Indenture not to be a valid first priority security interest in the Series 2025-1 Collateral, other than with respect to Permitted Liens;

(e)            Modification of Collateral.  Subject to Article IX and the terms and conditions of the Series 2025-1 Collateral or any Transaction Documents, amend, modify, waive, terminate or surrender any Series 2025-1 Collateral without the consent of the Indenture Trustee or the Noteholders of a majority of the Note Balance of the Notes and notifying the Rating Agencies;

(f)            Engage in Non-Permissible Activities.  Engage in any activity other than as permitted by the Trust Agreement.

Section 3.8  Opinions on Collateral.

(a)            Opinion on Recording.  If this Indenture is subject to recording, the Trust, at its expense, will record it and deliver an Opinion of Counsel to the Indenture Trustee stating that the recording is necessary either for the protection of the Series 2025-1 Secured Parties or for the enforcement of a right or remedy Granted to the Indenture Trustee under this Indenture.

(b)            Opinion on Perfection.  On the Closing Date, the Trust will furnish to the Indenture Trustee an Opinion of Counsel stating that this Indenture creates an enforceable security interest in favor of the Indenture Trustee in the Indenture Trustee’s right, title and interest in and to the Series 2025-1 Collateral transferred by the Trust to the Indenture Trustee pursuant to this Indenture and in any identifiable cash proceeds thereof.

(c)            Annual Opinion.  On or before April 30 of each year, beginning in the year after the Closing Date, the Trust will furnish to the Indenture Trustee an Opinion of Counsel either (i) stating that, in the opinion of that counsel, all action has been taken for the recording, filing, re-recording and refiling of this Indenture and all financing statements and continuation statements to maintain the Lien of this Indenture or (ii) stating that in the opinion of that counsel no action is necessary to maintain the Lien.

Section 3.9  Annual Certificate of Compliance.  The Trust will deliver to the Indenture Trustee within ninety (90) days after the end of each calendar year, beginning in the year after the Closing Date, an Officer’s Certificate signed by a Responsible Person of the Trust, stating that (a) a review of the Trust’s activities and of its performance under this Indenture during the prior year has been made under a Responsible Person’s supervision and (b) to the Responsible Person’s knowledge, based on the review, the Trust has fulfilled in all material respects its obligations under this Indenture throughout the prior year or, if there has been a failure to fulfill an obligation in any material respect, stating each failure known to the Responsible Person and the nature and status of the failure.  A copy of the Officer’s Certificate may be obtained by any Noteholder or Person certifying it is a Note Owner by a request to the Indenture Trustee at its Corporate Trust Office.  The Trust’s obligation to deliver an Officer’s Certificate under this Section 3.9 will terminate on the payment in full of the Notes.

Section 3.10  Successor or Transferee.  (a) On a merger or consolidation of the Trust or a transfer under Section 5.5(d) of the Master Collateral Agreement, the Person formed by or surviving the merger or consolidation (if other than the Trust) will succeed to, and be substituted for, and may exercise the rights and powers of, the Trust under this Indenture with the same effect as if that Person had been named as the Trust in this Indenture and (b) for a transfer of the assets of the Trust under Section 5.5(d) of the Master Collateral Agreement, the predecessor Trust will be released from its obligations under this Indenture to be performed by the successor Trust for the Notes immediately on receipt of notice by the Indenture Trustee stating that the Trust is to be released.

Section 3.11  Further Acts and Documents.  On request of the Indenture Trustee, the Trust will take action and execute and deliver additional documents reasonably required to perform and carry out the purposes of this Indenture.

Section 3.12  Review of Trust’s Records.  The Trust will maintain records and documents relating to its performance under this Indenture according to its customary business practices.  Upon reasonable request not more than once during any calendar year, and with reasonable notice, the Trust will give the Indenture Trustee (or its representatives) access to the records and documents to conduct a review of the Trust’s performance under this Indenture.  Any access or review will be conducted at the Trust’s offices during its normal business hours at a time reasonably convenient to the Trust and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Trust’s security, confidentiality and privacy policies and any legal, regulatory and data protection policies.  Notwithstanding the foregoing, the permissive right of the Indenture Trustee to access and review the Trust’s records shall not constitute an obligation of the Indenture Trustee to do so.

Section 3.13  Trust’s Representations and Warranties.  The Trust represents and warrants to the Indenture Trustee as of the Closing Date:

(a)       Organization and Qualification.  The Trust is duly formed and validly existing as a statutory trust in good standing under the laws of the State of Delaware.

(b)            Power, Authority and Enforceability.  The Trust has the power and authority to execute, deliver and perform its obligations under the Transaction Documents and the Series 2025-1 Series Related Documents to which it is a party.  The Trust has authorized the execution, delivery and performance of the Transaction Documents and the Series 2025-1 Series Related Documents to which it is a party.  The Transaction Documents and the Series 2025-1 Series Related Documents to which it is a party are the legal, valid and binding obligation of the Trust enforceable against the Trust, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)            No Conflicts and No Violation.  The completion of the transactions contemplated by the Transaction Documents and the Series 2025-1 Series Related Documents to which it is a party and the performance of its obligations under such documents will not (i) conflict with, or be a material breach or material default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Trust is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Trust’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than this Indenture and the Transaction Documents), (iii) violate the Trust Agreement or (iv) violate a Law or, to the Trust’s knowledge, an order, rule or regulation of a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust or its properties that applies to the Trust, which, in each case of clauses (i) through (iv), would reasonably be expected to have a Material Adverse Effect.

(d)            No Proceedings.  To the Trust’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust or its properties (i) asserting the invalidity of the Transaction Documents, the Series 2025-1 Series Related Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the completion of the transactions contemplated by the Transaction Documents or the Series 2025-1 Series Related Documents, (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect or would materially adversely impact the validity or enforceability of the Notes or (iv) relating to the Trust that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for purposes of U.S. federal and state income tax, franchise tax, and any other tax imposed on or measured in whole or in part by income, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Trust to be treated as an association or publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes, in each case, other than any proceedings that, to the Trust’s knowledge, would not reasonably be expected to have a Material

Adverse Effect on the Trust, the performance by the Trust of its obligations under, or the validity and enforceability of, the Transaction Documents, the Series 2025-1 Series Related Documents or the Notes or the tax treatment of the Trust or the Notes.

(e)            No Investment Company.  The Trust is not an “investment company” as defined in the Investment Company Act.  In making this determination, the Trust is relying on the definition in Section 3(c)(5) of the Investment Company Act, although other exclusions or exemptions may also be available to the Trust.

(f)            Volcker Rule.  The Trust is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

Section 3.14  Trust’s Representations and Warranties About Security Interest.  The Trust represents and warrants to the Indenture Trustee as of the Closing Date, which representations and warranties will survive the termination of this Indenture and may not be waived by the Indenture Trustee:

(a) Valid Security Interest.  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Series 2025-1 Collateral in favor of the Indenture Trustee which is prior to all other Liens, other than Permitted Liens, and is enforceable against creditors of, purchasers from and transferees and absolute assignees of the Trust.

(b)            Good Title.  The Trust owns and has good title to the Series 2025-1 Collateral free and clear of any Lien, other than Permitted Liens.  The Trust has received all consents and approvals required by the terms of the Series 2025-1 Collateral to Grant to the Indenture Trustee all of its right, title and interest in the Series 2025-1 Collateral, except if a requirement for consent or approval is extinguished under the applicable UCC.

(c)            Filing Financing Statements.  The Trust has caused, or will cause within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law to perfect the security interest Granted in the Series 2025-1 Collateral to the Indenture Trustee under this Indenture.  All financing statements filed or to be filed against the Trust in favor of the Indenture Trustee under this Indenture describing the Series 2025-1 Collateral will contain a statement to the following effect: “A purchase, absolute assignment or transfer of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Series 2025-1 Secured Parties.”

(d)            No Other Sale, Grant or Financing Statements.  Other than the security interest Granted to the Indenture Trustee under this Indenture, the Trust has not sold or Granted a security interest in any of the Series 2025-1 Collateral.  The Trust has not authorized the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering any of the Series 2025-1 Collateral, other than financing statements relating to the security interest Granted to the Indenture Trustee under this Indenture.  The Trust is not aware of any judgment or tax Lien filings against it.

(e)            Series 2025-1 Securities Account.  All Permitted Investments have been and will be credited to a Series 2025-1 Securities Account.  The Securities Intermediary for each Series 2025-1 Securities Account has agreed to treat all assets credited to the Series 2025-1 Securities Accounts as “financial assets” within the meaning of the applicable UCC.

(f)            Securities Intermediary Agreement.  The Trust has delivered to the Indenture Trustee a fully executed Series 2025-1 Account Control Agreement (1) that provides that the agreement is governed solely by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention, (2) pursuant to which the Securities Intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Series 2025-1 Securities Accounts without further consent by the Trust, and (3) with a Securities Intermediary that at the time of this Indenture has one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the “qualifying office” condition provided in the second sentence of Article 4(1) of the Hague Securities Convention.

(g)            Name of Series 2025-1 Securities Accounts.  The Series 2025-1 Securities Accounts are not in the name of a Person other than the Trust or the Note Paying Agent.  The Trust has not consented to the Securities Intermediary of a Series 2025-1 Securities Account complying with entitlement orders of a Person other than the Indenture Trustee.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1  Satisfaction and Discharge of Indenture.

(a)            Conditions to Satisfaction and Discharge.  Except as stated in Section 4.1(c), this Indenture will cease to be of further effect for the Notes if:

(i)            either (A) the Notes that have been authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid under Section 2.7 and (2) Notes for which payment money has been deposited in trust or segregated and held in trust by the Trust and later paid to the Trust or discharged from the trust under Section 3.3) have been delivered to the Indenture Trustee for cancellation or (B) the Notes not delivered to the Indenture Trustee for cancellation have become due and payable and the Trust has deposited or caused to be deposited with the Indenture Trustee money in trust in an amount sufficient to pay and discharge the outstanding Note Balance of the Notes and interest accrued on the Notes on the Redemption Date; and

(ii)            the Trust has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3.

(b)            Acknowledgement of Satisfaction and Discharge.  After the satisfaction and discharge of the Indenture under Section 4.1(a), the Indenture Trustee will (i) upon receipt of a Trust Order and at the expense of the Trust, execute documents acknowledging satisfaction and discharge of this Indenture and (ii) at the request of the Owner Trustee, the Indenture Trustee will deliver to the Owner Trustee a certificate stating that all Noteholders have been paid in full.

(c)            Continuing Rights and Obligations.  After the satisfaction and discharge of this Indenture, this Indenture will continue for (i) rights of registration of transfer and exchange, (ii) replacement of mutilated, destroyed, lost or stolen Notes, (iii) the rights of Noteholders to receive payments of principal of and interest on the Notes, (iv) the obligations of the Indenture Trustee and any Note Paying Agent under Section 3.3, (v) the rights, obligations and immunities of the Indenture Trustee under this Indenture and (vi) the rights of the Series 2025-1 Secured Parties as beneficiaries of this Indenture in the property deposited with the Indenture Trustee payable to them for a period of two years after the satisfaction and discharge.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1  Events of Default.

(a)            Indenture Trustee to Notify.  In addition to the notice obligations of the Indenture Trustee under Section 6.5(a), the Indenture Trustee will notify the Noteholders within five (5) Business Days after a Responsible Person of the Indenture Trustee has actual knowledge of the occurrence of an Event of Default with respect to Group 1.

Section 5.2  Acceleration of Maturity; Rescission.

(a)            Acceleration.  If a Primary Event of Default with respect to Group 1 or a Secondary Event of Default with respect to Group 1, other than a Secondary Event of Default with respect to Group 1 set forth under clause (iv) of the definition of Event of Default, in each case, as set forth in the Group Supplement for Group 1 occurs and is continuing, the Indenture Trustee may, or the Noteholders of a majority of the Note Balance of the Controlling Class may, declare the Notes to be accelerated by notifying the Trust (and the Indenture Trustee if declared by the Noteholders).  If a Secondary Event of Default with respect to Group 1 set forth under clause (iv) of the definition of Event of Default as set forth in the Group Supplement for Group 1 occurs, the Notes will be accelerated and will automatically become immediately due and payable without a declaration or other act of the Indenture Trustee or a Noteholder.  On acceleration, the unpaid Note Balance of the Notes, together with accrued and unpaid interest and unpaid Additional Interest Amounts and Make-Whole Payments, if any, will become immediately due and payable.  On the declaration of acceleration or upon actual knowledge of a Responsible Person of the Indenture Trustee of an automatic acceleration, the Indenture Trustee will promptly notify the Trust, the Master Collateral Agent, each Noteholder and each Qualified Institution (if not the Indenture Trustee) maintaining a Series 2025-1 Account.

(b)            Rescission of Acceleration.  The Noteholders of a majority of the Note Balance of the Controlling Class, by notifying the Trust and the Indenture Trustee (who will notify the Master Collateral Agent), may rescind any declaration of acceleration of the Notes if:

(i)            notice of the rescission is given before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee or the Master Collateral Agent as stated in this Article V;

(ii)            the Trust has deposited with the Indenture Trustee an amount sufficient to (A) pay the due and unpaid principal of and interest on the Notes and all other amounts that would then be due under this Indenture or on the Notes if the Event of Default with respect to Group 1 giving rise to the acceleration had not occurred, (B) pay all amounts owed to the Indenture Trustee under Section 6.7 and (C) pay all other outstanding fees and expenses of the Trust in respect of Series 2025-1; and

(iii)            all Events of Default with respect to Group 1, other than the non-payment of amounts due solely because of acceleration, have been cured or waived by Noteholders of the majority of the Note Balance of the Controlling Class, pursuant to and subject to the terms of Section 5.14.

Section 5.3  Collection of Indebtedness by Indenture Trustee.

(a)            Overdue Amounts.  If a Primary Event of Default with respect to Series 2025-1 as set forth in the Group Supplement for Group 1 occurs and is continuing, the Trust, on demand of the Indenture Trustee, will pay to the Note Paying Agent for the benefit of the Noteholders, the overdue amount with interest at the rate of interest then applicable to the Notes.

(b)            Collection Costs.  In addition, the Trust will pay the costs of collection, including the expenses of the Indenture Trustee and its agents, counsel, accountants and experts due to the Indenture Trustee under Section 6.7.

(c)            Proceedings.  If the Trust fails to pay those amounts and the collection costs set forth in Section 5.3(b) on demand, the Indenture Trustee, in its own name and as trustee of an express trust, may start a Proceeding to collect the money due and unpaid, and may pursue the Proceeding to final judgment, and may enforce the judgment against the Trust and collect the money due and unpaid in the manner provided by law out of the Group 1 Assets and, to the extent required, a portion of the Group Assets of any other Group, as set forth in Section 6.1 of the Master Collateral Agreement.

Section 5.4  Trustee May File Proofs of Claim.

(a)            Proofs of Claim.  If there is a Proceeding involving the Trust under the Bankruptcy Code or another bankruptcy, insolvency or other similar law, or in case a trustee, liquidator, receiver or similar official has been appointed for or taken possession of the Trust or its property, the Indenture Trustee may:

(i)            file a proof of claim for the due and unpaid principal of and interest on the Notes and file other proofs of claim (including any claims for compensation or indemnification under Section 6.7) or documents necessary or advisable to have the claims of the Indenture Trustee on behalf of the Series 2025-1 Secured Parties allowed in the Proceedings or in other judicial proceedings involving the Trust, its creditors and its property;

(ii)            unless prohibited by applicable Law, vote on behalf of the Series 2025-1 Secured Parties in the election of a trustee, a standby trustee or a Person performing similar functions in the Proceedings; and

(iii)            collect and receive any money or other property payable or deliverable on the claims and pay all amounts received on the claims of the Series 2025-1 Secured Parties, including the claims asserted by the Indenture Trustee on their behalf.

(b)            Authorization by Noteholders.  Each Noteholder authorizes a trustee, liquidator, receiver or similar official in a Proceeding to make payments to the Indenture Trustee and, if the Indenture Trustee consents to make payments directly to the Noteholders, to pay to the Indenture Trustee the amounts owed to the Indenture Trustee under Section 6.7.

(c)            No Right to Consent or Vote.  Except as permitted under Section 5.4(a)(ii), this Indenture (i) does not authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of a Noteholder a plan of reorganization, arrangement, adjustment or composition affecting the Notes and (ii) does not limit the rights of a Noteholder to authorize the Indenture Trustee to vote on the claim of a Noteholder in the Proceeding.

Section 5.5  Enforcement of Claims Without Possession of Notes.

(a)            Notes not Required.  The Indenture Trustee may enforce its rights and make claims under this Indenture, or under the Notes, without the possession of the Notes or the production of the Notes in a Proceeding.  A Proceeding started by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses and indemnity of the Indenture Trustee and its agents, counsel, accountants and experts due to the Indenture Trustee under Section 6.7, will be for the benefit of the Series 2025-1 Secured Parties for which the judgment has been recovered.

(b)            Proceeding.  In any Proceeding brought by the Indenture Trustee (and any Proceeding involving the interpretation of this Indenture to which the Indenture Trustee is a party), the Indenture Trustee will be held to represent all the Series 2025-1 Secured Parties, and it will not be necessary to make any Series 2025-1 Secured Party, including a Noteholder, a party to the Proceeding.

Section 5.6  Remedies; Priorities.

(a)            Remedies.  If the Notes have been accelerated under Section 5.2(a) and the declaration of acceleration has not been rescinded according to Section 5.2(b), the Indenture Trustee may, and at the direction of the Noteholders of a majority of the Note Balance of the Controlling Class must, do one or more of the following (subject to Section 5.7):

(i)            start a Proceeding in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture on the Notes, enforce any judgment obtained and collect from the Trust money adjudged due;

(ii)            take any other action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; or

(iii)            vote as a Group Creditor Representative for Group 1 to cause the Trust to sell the Group 1 Assets and, to the extent required, a portion of the Group Assets of any other Group, as set forth in Section 6.1 of the Master Collateral Agreement.

(b)            Notice of Sale of Collateral.  The Indenture Trustee will notify each Noteholder and the Depositor of a sale under Section 5.6(a)(iii) above and Section 6.1 of the Master Collateral Agreement at least fifteen (15) days before the sale.  A Noteholder, the Depositor or the Servicer may submit a bid during the sale.

(c)            [Reserved].

(d)            Payments Following Acceleration and any Sale of Collateral.  Any money or property deposited with the Indenture Trustee as Series 2025-1 Available Funds after the occurrence of an Event of Default with respect to Group 1 that has not been waived or cured and an acceleration of the Notes, including after the sale of Group 1 Assets and, to the extent required, a portion of the Group Assets of any other Group, as set forth in Section 6.1 of the Master Collateral Agreement, will be deposited in the Distribution Account for distribution according to Section 8.2(e) on the Payment Date after the Collection Period during which those amounts are collected.  In all other circumstances, Section 8.2(c) will continue to apply after an Event of Default with respect to Group 1.

Section 5.7  [Reserved].

Section 5.8  Limitation on Suits.

(a)            Proceedings.  No Noteholder has the right to start a Proceeding under this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless all of the following have occurred:

(i)            the Noteholder has notified the Indenture Trustee of a continuing Event of Default with respect to Group 1;

(ii)            the Noteholders of at least 25% of the Note Balance of the Controlling Class have requested the Indenture Trustee to start the Proceeding for the Event of Default with respect to Group 1 in its own name as Indenture Trustee under this Indenture;

(iii)            the Noteholders have offered reasonable indemnity satisfactory to the Indenture Trustee against any liabilities that may be incurred by the Indenture Trustee, or its agents, counsel, accountants and experts, in complying with the request;

(iv)            the Indenture Trustee has failed to start the Proceedings for sixty (60) days after it receives the notice, request and offer of indemnity; and

(v)            the Noteholders of a majority of the Note Balance of the Controlling Class have not given the Indenture Trustee a direction inconsistent with the request during that sixty (day) period.

(b)            No Right to Impair.  No Noteholder has the right to impair the rights of another Noteholder or to seek or obtain priority or preference over another Noteholder or to enforce any right under this Indenture, except in the manner stated in this Indenture.

(c)            Conflicting Requests.  If the Indenture Trustee receives conflicting requests under Section 5.8(a)(ii) from two or more groups of Noteholders, each evidencing less than a majority of the Note Balance of the Controlling Class, the Indenture Trustee will take the action requested by the Noteholders representing the greatest percentage of the Note Balance of the Controlling Class, notwithstanding any other provision of this Indenture.

Section 5.9  Unconditional Rights to Receive Principal and Interest.  Each Noteholder has an absolute and unconditional right to receive payment of the principal of and interest on its Note on or after the due dates stated in the Note or in this Indenture (or, for redemption, on or after the Redemption Date) and to start a Proceeding for the enforcement of the payment according to Section 5.8.  Those rights may not be impaired or affected without the consent of the Noteholder.

Section 5.10  Restoration of Rights and Remedies.  If the Indenture Trustee or a Noteholder has started a Proceeding to enforce a right or remedy under this Indenture and the Proceeding has been discontinued or abandoned or has been determined adversely to the Indenture Trustee or to the Noteholder, then the Trust, the Indenture Trustee and the Noteholders, subject to a determination in the Proceeding, will be restored to their former positions under this Indenture, and all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no Proceeding had been started.

Section 5.11  Rights and Remedies Cumulative.  No right or remedy of the Indenture Trustee or the Noteholders under this Indenture is intended to be exclusive of any other right or remedy, and every right and remedy, if permitted by law, will be cumulative and in addition to every other right and remedy under this Indenture.  The exercise of a right or remedy will not prevent the exercise of another right or remedy at the same time.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture will not be affected by the seeking, obtaining or use of other relief under this Indenture.  The rights or remedies of the Indenture Trustee or the Noteholders will not be impaired by the recovery of a judgment by the Indenture Trustee against the Trust or by the execution of a judgment on the Group 1 Assets.

Section 5.12  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or a Noteholder to exercise a right or remedy after a Potential Default with respect to Group 1 or Event of Default with respect to Group 1 will impair the right or remedy or be a waiver of the Potential Default with respect to Group 1 or Event of Default with respect to Group 1.  Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised as often as deemed advisable by the Indenture Trustee or by the Noteholders.

Section 5.13  Control by Noteholders.  The Noteholders of a majority of the Note Balance of the Controlling Class have the right to direct the time, method and place of conducting a Proceeding for a remedy available to the Indenture Trustee for the Notes or exercising a trust or power of the Indenture Trustee, subject to the following terms:

(a) No Conflict.  The direction does not conflict with Law or with this Indenture.

(b)            Direction to Sell or Liquidate.  Except under Section 5.6(a)(iii), a direction to the Indenture Trustee to vote pursuant to Section 6.1(a)a.(A) or Section 6.1(a)b.(A) of the Master Collateral Agreement as a Group Creditor Representative for Group 1 to cause the Trust to sell the Group 1 Assets and, to the extent required, a portion of the Group Assets of any other Group, as set forth in Section 6.1 of the Master Collateral Agreement, must have been made by the Noteholders of 100% of the Note Balance of the Controlling Class.

(c)            [Reserved].

(d)            Other Action.  The Indenture Trustee may take other action considered advisable by the Indenture Trustee that is not inconsistent with the direction from the Noteholders of a majority of the Note Balance of the Controlling Class.

(e)            Adverse Action.  The Indenture Trustee need not take an action for which it will not be adequately indemnified or that it determines might have a material adverse effect on the rights of Noteholders not consenting to the action.

Section 5.14  Waiver of Potential Defaults and Events of Default.

(a)            Waiver by Controlling Class.  The Noteholders of a majority of the Note Balance of the Controlling Class may waive a Potential Default with respect to Group 1 or Event of Default with respect to Group 1 except an Event of Default with respect to Group 1 (i) in the payment of principal of or interest, Additional Interest Amounts or Make-Whole Payments on the Notes (other than an Event of Default with respect to Group 1 relating to failure to pay principal due only by reason of acceleration) or (ii) for a covenant or term of this Indenture that cannot be amended, supplemented or modified without the consent of all Noteholders.

(b)            Effect of Waiver.  On any waiver, the Potential Default with respect to Group 1 or Event of Default with respect to Group 1 will be considered not to have occurred with respect to Series 2025-1 for all purposes of this Indenture.  No waiver will extend to any other Potential Default with respect to Group 1 or Event of Default with respect to Group 1 or impair any right relating to any other Potential Default with respect to Group 1 or Event of Default with respect to Group 1.

Section 5.15  Agreement to Pay Costs.  The parties to this Indenture agree, and each Noteholder by its acceptance of a Note will be deemed to have agreed, that a court may in its discretion require, in a Proceeding for the enforcement of a right or remedy under this Indenture, or in a Proceeding against the Indenture Trustee for an action taken or not taken by it as Indenture Trustee, the filing by a party litigant in the Proceeding of an agreement to pay the costs of the Proceeding, and that the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against a party litigant in the Proceeding.  This Section 5.15 will not apply to (a) a Proceeding started by the Indenture Trustee, (b) a Proceeding started by a Noteholder or group of Noteholders holding more than 10% of the Note Balance of the Notes (or for a Proceeding for the enforcement of a right or remedy under this Indenture that is started by the Controlling Class, holding more than 10% of the Note Balance of the Controlling Class) or (c) a Proceeding started by a Noteholder for the enforcement of the payment of principal of or interest on a Note on or after the respective due dates expressed in the Note and in this Indenture (or, for redemption, on or after the Redemption Date).

Section 5.16  Waiver of Stay or Extension Laws.  The Trust agrees that it will not plead or in any manner claim or take the benefit of, a stay or extension that may affect the performance of its obligations under this Indenture, and the Trust waives the benefit of such law.

Section 5.17  Performance and Enforcement of Obligations.

(a)            Actions Requested by Indenture Trustee.  At the Administrator’s expense, until the date on which all Notes are paid in full and this Indenture is discharged, the Trust will promptly take any lawful action the Indenture Trustee requests to (i) compel the performance by (A) the Depositor and the Servicer of their obligations to the Trust under the Transfer and Servicing Agreement and the Additional Transferor Receivables Transfer Agreement or (B) the Depositor and the Originators of their obligations under the Originator Receivables Transfer Agreement and (ii) exercise any rights, remedies, powers, privileges and claims available to the Trust under those agreements as directed by the Indenture Trustee.

(b)            Exercise by Indenture Trustee.  If an Event of Default with respect to Group 1 has occurred and is continuing, until the date on which all Notes are paid in full and this Indenture is discharged, (i) the Indenture Trustee may, and at the written direction of the Noteholders of at least 66-2/3% of the Note Balance of the Controlling Class will, exercise all rights, remedies, powers, privileges and claims of the Trust against (A) the Depositor or the Servicer under the Transfer and Servicing Agreement and the Additional Transferor Receivables Transfer Agreement and (B) the Depositor and the Originators under the Originator Receivables Transfer Agreement, including the right or power to take any action to compel or secure performance or observance by those Persons of their obligations to the Trust under those agreements, and to give a consent, request, notice, direction, approval, extension or waiver under those agreements and (ii) the right and power of the Trust to take any such action will be suspended.

ARTICLE VI

INDENTURE TRUSTEE

Section 6.1  Indenture Trustee’s Obligations.

(a)            Standard of Care.  If an Event of Default with respect to Group 1 has occurred and is continuing, the Indenture Trustee will exercise the rights and powers vested in it under this Indenture using the same degree of care and skill as a prudent person would use under the circumstances in the conduct of that person’s own affairs.

(b)            Obligations; Reliance.  Except during the continuance of an Event of Default with respect to Group 1:

(i)            the Indenture Trustee agrees to perform the duties and only such duties as specifically stated in this Indenture and no implied covenants, duties (including fiduciary duties) or obligations are to be read into this Indenture against the Indenture Trustee; and

(ii)            in the absence of willful misconduct, bad faith or negligence on its part, the Indenture Trustee may conclusively rely, for the truth of the statements and the correctness of the opinions furnished to it, on certificates or opinions furnished to it and, if required by this Indenture, conforming to the requirements of this Indenture.  The Indenture Trustee will examine the certificates and opinions to determine whether or not they conform as to form to the requirements (but need not confirm or investigate the accuracy of mathematical calculations or other facts therein), if any, of this Indenture.

(c)            Indenture Trustee Liable.  The Indenture Trustee will not be relieved from liability for its own willful misconduct, bad faith or negligence, except that:

(i)            this Section 6.1(c) does not limit the effect of Section 6.1(b);

(ii)            the Indenture Trustee will not be liable for an error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in determining the relevant facts; and

(iii)            the Indenture Trustee will not be liable for any action taken or not taken in good faith according to this Indenture or the Transfer and Servicing Agreement or a direction received by it from the Noteholders in accordance with the provisions of this Indenture or the Transfer and Servicing Agreement.

(d)            Not Liable for Interest.  The Indenture Trustee will not be liable for interest on money received by it, except as the Indenture Trustee may agree in writing with the Trust.

(e)            Not Required to Segregate.  The Indenture Trustee need not segregate any funds held by it in trust under this Indenture from other funds unless required by Law, this Indenture or the Transfer and Servicing Agreement.

(f)            Section Governs.  Whether or not expressly so provided, every provision of this Indenture relating to the conduct of the Indenture Trustee, the liability of the Indenture Trustee or giving protection to the Indenture Trustee is subject to this Section 6.1 and to the TIA.

(g)            No Deemed Knowledge.  The Indenture Trustee will not be deemed to have knowledge of a breach of the Group Eligibility Representation, Potential Default with respect to Group 1 or any Event of Default with respect to Group 1 or any other fact (including whether any reacquisition or acquisition request remains unresolved for one-hundred eighty (180) days) or event unless (i) a Responsible Person of the Indenture Trustee has actual knowledge of the breach, Potential Default with respect to Group 1, Event of Default with respect to Group 1 or other fact or event or (ii) where written notice is required, a Responsible Person of the Indenture Trustee has actually received written notice of the specific breach, Potential Default with respect to Group 1, Event of Default with respect to Group 1 or other fact or event at its Corporate Trust Office, and such notice specifically identifies the Trust, this Indenture and such breach, Potential Default with respect to Group 1, Event of Default with respect to Group 1, or other fact or event.  Any notice of an occurrence of a breach of the Group Eligibility Representation under a Receivables Transfer Agreement or the Transfer and Servicing Agreement delivered to the Indenture Trustee shall specifically identify the Group 1 Receivables in breach.  Knowledge or information acquired by U.S. Bank Trust Company, National Association in its capacity as

Indenture Trustee, Note Paying Agent or Note Registrar, as applicable, shall not be imputed to U.S. Bank Trust Company, National Association in any other capacity in which it may act under the Transaction Documents or any Series 2025-1 Series Related Document or to any affiliate of U.S. Bank Trust Company, National Association and vice versa.  For the avoidance of doubt, receipt by the Indenture Trustee of a Review Report under the Asset Representations Review Agreement shall not constitute knowledge of any such event or breach.

(h)            [Reserved].

(i)            No Duty to Monitor or Administer.  Except as expressly provided in this Indenture and the other Series 2025-1 Series Related Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Group 1 Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Group 1 Receivables.

(j)            Enforceable in all Capacities.  The rights, privileges, protections, immunities and benefits given to the Indenture Trustee in this Article VI, including its right to be indemnified, are extended to, and will be enforceable by, the Indenture Trustee in each of its capacities under this Indenture and the other Series 2025-1 Series Related Documents, including as Authenticating Agent, Note Registrar and Note Paying Agent under this Indenture and as a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC under the Series 2025-1 Account Control Agreement.

(k)            Not Required to Pay or Risk Funds.  The Indenture Trustee is not obligated to (i) exercise the rights or powers under this Indenture or the other Series 2025-1 Series Related Documents, expend or risk its own funds or incur any financial liability in the performance of its obligations under this Indenture or the other Series 2025-1 Series Related Documents, including after an Event of Default with respect to Group 1, if it has reasonable grounds to believe that payment of such funds or adequate indemnity satisfactory to it against that risk or liability is not reasonably assured or given to it by the Trust or (ii) start, pursue or defend litigation, investigate any matter or honor the request or direction of the Noteholders under this Indenture, unless the Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it for the reasonable expenses that might be incurred by the Indenture Trustee in complying with the request or direction. Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee will not be required to take any action if the Indenture Trustee reasonably determines that such action (x) will not be in the best interests of the Noteholders or (y) will be contrary to applicable Law.  The permissive right of the Indenture Trustee to take any action under the Series 2025-1 Series Related Documents shall not be construed as a duty to take such action.

(l)            Force Majeure.  The Indenture Trustee will not be responsible or liable for a failure or delay in the performance of its obligations under this Indenture from or caused by, directly or indirectly, forces beyond its control, including, but not limited to, strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes, interruptions, loss or failures of mechanical, electronic or communication systems, epidemics, a material adverse change in the COVID-19 pandemic or a new pandemic.  The Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m)            Consequential Damages.  The Indenture Trustee will not be responsible or liable for special, punitive, indirect or consequential losses or damages (including lost profit), even if the Indenture Trustee has been advised of the likelihood of the loss or damage and regardless of the form of action.

(n)            No Duty with Respect to Series 2025-1 Collateral.  The Indenture Trustee shall be under no duty or obligation in connection with the acquisition or Grant by the Trust to the Indenture Trustee of any item constituting the Series 2025-1 Collateral, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Trust in connection with its Grant or otherwise, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Series 2025-1 Collateral.

(o)            No Duty with Respect to Risk Retention.  The Indenture Trustee will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements under the U.S. Credit Risk Retention Rules or other rules or regulations relating to risk retention.  The Indenture Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.

(p)            [Reserved].

(q)            Liability for Dissemination of Information.  Except as required by the Series 2025-1 Series Related Documents, the Indenture Trustee shall not be liable for the dissemination of any information contained in any Review Report or summary thereof, any 10-D or other filing, or any other dissemination of information required or made in accordance with the Series 2025-1 Series Related Documents and shall have no responsibility, or liability for the failure of any party to redact or remove any Personally Identifiable Information or other confidential information in any document.

(r)            Corporate Transparency Act.  It is not the duty of the Indenture Trustee, the Master Collateral Agent, the Securities Intermediary, the Authenticating Agent, the Note Registrar or the Note Paying Agent to cause the Trust to make such filings, as applicable, or to cause the Trust to comply with its obligations under the Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations (31 C.F.R. § 1010.380), if any, and none of the Indenture Trustee, the Master Collateral Agent, the Securities Intermediary, the Authenticating Agent, the Note Registrar or the Note Paying Agent shall have any duty to monitor the Trust’s (or any agent on behalf of the Trust) compliance therewith.

Section 6.2  Indenture Trustee’s Rights.

(a)            Reliance on Documents.  The Indenture Trustee may conclusively rely on any document believed by it to be genuine and which appears on its face to be properly executed and signed or presented by the proper Person.  The Indenture Trustee is not required to investigate any facts or matters or to verify any calculations or amounts stated in any document (including the Monthly Investor Report).  The Indenture Trustee will not be liable for any action taken or not taken in good faith in reliance on a document believed by it to be genuine.

(b)            Reliance on Opinions.  Before the Indenture Trustee acts or does not act, it may require and rely on an Officer’s Certificate or an Opinion of Counsel, at the expense of the Trust.  The Indenture Trustee will not be liable for any action taken or not taken in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)            Use of Agents.  The Indenture Trustee may exercise its rights or powers under this Indenture or perform its obligations under this Indenture either directly or by or through agents or attorneys or a custodian or nominee.  The Indenture Trustee will not be responsible for misconduct or negligence on the part of, or for the supervision of, the agent, counsel, custodian or nominee appointed with due care by it under this Indenture.

(d)            Good Faith.  The Indenture Trustee will not be liable for any action taken or not taken in good faith which it believes to be authorized or within its rights or powers under this Indenture so long as the action taken or not taken does not amount to negligence.

(e)            Advice from Counsel.  The Indenture Trustee may consult with counsel, accountants, appraisers or other experts or advisors, and the advice or opinion of counsel, accountants, appraisers or other experts or advisors on any matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability for any action taken or not taken by it under this Indenture in good faith and according to the advice or opinion of that counsel, accountant, appraiser or expert or advisor.

(f)            No Determination of Materiality.  The Indenture Trustee shall not be required to determine the materiality or adverse effect of breaches of representations or warranties or other events for purposes of notice or enforcement hereunder or under any other Series 2025-1 Series Related Documents or any Transaction Document.

(g)            Incumbency.  The Indenture Trustee may request that the Trust and any other Person deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(h)            No Duty with Respect to Regulatory Requirements.  The Indenture Trustee shall have no responsibility to prepare or file or make any determination with respect to any tax or securities law filing or report, or to monitor, enforce, make any determination or take any action with respect to any risk retention requirements or other regulatory requirements and shall have no liability for the failure of the Trust, the Notes or the Noteholders or any other Person to satisfy any such requirements.

Section 6.3  Indenture Trustee’s Individual Rights.  The Indenture Trustee and any Note Paying Agent, Note Registrar or Authenticating Agent under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may deal with the Trust or its Affiliates with the same rights it would have if it were not Indenture Trustee or Note Paying Agent, Note Registrar or Authenticating Agent.

Section 6.4  Indenture Trustee’s Disclaimer.  The Indenture Trustee will not be liable for (a) the validity or adequacy of this Indenture or the Notes, (b) the Trust’s use of the proceeds from the Notes, (c) any statement of the Trust in this Indenture or in the Notes, other than the Indenture Trustee’s certificate of authentication, or (d) any statement of the Trust, the Depositor or the Servicer in any prospectus or offering document used for the offering or sale of the Notes.

Section 6.5  Notice of Potential Defaults and Notice of Payment Defaults.  Within ninety (90) days after a Responsible Person of the Indenture Trustee has actual knowledge of, or actually receives written notice of, a Potential Default with respect to Group 1, the Indenture Trustee will mail, as described in Section 313(c) of the TIA, to each Noteholder, notice of the Potential Default, unless the Potential Default has been corrected or waived.  However, except for a Potential Default in the payment of principal of or interest on a Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Persons in good faith determines that the withholding of the notice is in the interests of the Noteholders.

Section 6.6  Reports by Indenture Trustee.

(a)            Tax Information.  Starting in the year after the Closing Date, the Indenture Trustee will deliver or make available to each Person who at any time during the prior calendar year was a Noteholder of record, a statement containing the information required to be given to a noteholder by an issuer of indebtedness, in the form and at the time required under the Code.

(b)            Monthly Investor Report.  On each Payment Date, the Indenture Trustee will deliver the Monthly Investor Report to each Noteholder of record as of the most recent Record Date (which delivery may be made by e-mail to the e-mail addresses in the Note Register without need for confirmation of receipt or by making the report available to the Noteholders through the Indenture Trustee’s website, which initially is located at https://pivot.usbank.com (or via such other internet website as may be designated by the Indenture Trustee for such purpose)).  Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

(c)            [Reserved].

(d)            Annual Assessment of Compliance.  On or before March 1 of each year, beginning in the year after the Closing Date, the Indenture Trustee will:

(i)            deliver to the Trust, the Depositor, the Administrator and the Servicer, a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria specified on Exhibit B during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Trust and signed by an authorized officer of the Indenture Trustee; and,

(ii)            deliver to the Trust, the Depositor, the Administrator and the Servicer a report of a registered public accounting firm reasonably acceptable to the Trust and the Administrator that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph.  This attestation shall be delivered in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S‑X under the Securities Act and the Exchange Act.

The reports will be delivered in a format suitable for filing with the Commission on EDGAR.

(e)            Obligation to Update Disclosure.  The Indenture Trustee will notify and provide information, and certify that information in an Officer’s Certificate, to the Trust, the Administrator and the Depositor on the occurrence of any event or condition relating to the Indenture Trustee or actions taken by the Indenture Trustee that (i) may be required to be disclosed by the Trust under Item 2 (the institution of, material developments in, or termination of legal proceedings against the Indenture Trustee that are material to the Noteholders) of Form 10-D under the Exchange Act within five (5) Business Days of a Responsible Person of the Indenture Trustee having actual knowledge of such proceeding, (ii) the Trust, or the Administrator on behalf of the Trust, reasonably requests of the Indenture Trustee that the Administrator believes is necessary to comply with the Trust’s reporting obligations under the Exchange Act within two (2) Business Days of request, (iii) is required to be disclosed under Item 5 (submission of matters to a vote of the Noteholders) of Form 10-D under the Exchange Act within five (5) Business Days of a Responsible Person of the Indenture Trustee having actual knowledge of the submission, or (iv) is required to be disclosed under Item 6.04 (failure to make a distribution when required) of Form 8-K under the Exchange Act within two (2) Business Days of the failure to make a distribution when required, as applicable.

Section 6.7  Compensation and Indemnity.

(a)            Fees.  The Trust will pay the Indenture Trustee as compensation for performing its obligations under this Indenture the Indenture Trustee Fee.  The Indenture Trustee’s compensation will not be limited by law on compensation of a trustee of an express trust.  The Trust will reimburse the Indenture Trustee for its reasonable expenses in performing its obligations under this Indenture and the other Series 2025-1 Series Related Documents, including costs of collection and the reasonable compensation and expenses of the Indenture Trustee’s agents, counsel, accountants and experts, but excluding expenses resulting from the Indenture Trustee’s willful misconduct, bad faith or negligence.

(b)            Indemnification.  The Trust agrees to indemnify U.S. Bank Trust Company, National Association in each of its capacities under this Indenture and the other Series 2025-1 Series Related Documents and its officers, directors, employees and agents (each, an “Indemnified Person”) against any and all loss, liability, claim, suit, action, expense (including reasonable attorney’s fees and expenses), damages, costs and disbursements incurred in connection with, arising out of or resulting from the administration of the trusts created hereunder and the performance of its obligations under this Indenture and the other Series 2025-1 Series Related Documents (including any such amount incurred by the Indemnified Person in connection with (x) defending itself against any claim, legal action or proceeding or (y) the enforcement of any indemnification or other obligation of the Trust, the Servicer or any other transaction party) not resulting from (i) the Indenture Trustee’s own willful misconduct, negligence or bad faith or (ii) the Indenture Trustee’s breach of its representations or warranties in this Indenture.

(c)            Proceedings.  If an Indemnified Person receives notice of the start of a Proceeding against it, the Indemnified Person will, if a claim under the Proceeding will be made under this Section 6.7, promptly notify the Trust of the Proceeding; provided, that the failure to give such notice shall not affect the right of an Indemnified Person to indemnification hereunder to the extent that such failure does not prejudice the rights of the Trust or the Indemnified Person in such Proceeding.  The Trust may participate in and assume the defense and settlement of the Proceeding at its expense.  If the Trust notifies the Indemnified Person of its intention to assume the defense of the Proceeding, the Trust will assume such defense with counsel reasonably satisfactory to the Indemnified Person and in a manner reasonably satisfactory to the Indemnified Person.  The Trust will not be liable for legal expenses of separate counsel to the Indemnified Person unless there is a conflict between the interests of the Trust and the Indemnified Person.  If there is a conflict or if the parties cannot reasonably agree as to the selection of counsel, the Trust will pay for the separate counsel to the Indemnified Person.  No settlement of the Proceeding in which a claim is brought against the Trust may be settled in the name of, on behalf of or in any manner in which the Trust is understood to acknowledge the validity of any claim without the approval of the Trust and the Indemnified Person, which approvals will not be unreasonably withheld.

(d)            Survival of Obligations.  The Trust’s obligations to the Indenture Trustee under this Section 6.7 will survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture.  Expenses incurred by the Indenture Trustee after the occurrence of a Potential Default with respect to Group 1 stated in clause (iv) of the definition of Event of Default are intended to be expenses of administration under the Bankruptcy Code or another applicable federal or state bankruptcy, insolvency or similar law.

(e)            Repayment.  If the Trust makes a payment from Series 2025-1 Available Funds to an Indemnified Person under Section 6.7(b) and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Trust.

(f)            Available Funds.  Payments required to be made by the Trust under this Section 6.7 will be made solely from Series 2025-1 Available Funds used to make payments under this Indenture.

Section 6.8  Resignation or Removal of Indenture Trustee.

(a)            Resignation.  The Indenture Trustee may resign by notifying the Trust and the Administrator in writing at least thirty (30) days in advance.

(b)            Removal by Controlling Class.  The Noteholders of a majority of the Note Balance of the Controlling Class may, without cause, remove the Indenture Trustee and terminate its rights and obligations under this Indenture by notifying the Indenture Trustee and the Trust, in writing, at least thirty (30) days prior to such removal.

(c)            Removal by Trust.  The Trust must remove the Indenture Trustee and terminate its rights and obligations under this Indenture if:

(i)            the Indenture Trustee fails to comply with the eligibility requirements in Section 6.11;

(ii)            the Indenture Trustee becomes legally unable to act or incapable of acting as Indenture Trustee; or

(iii)            an Insolvency Event for the Indenture Trustee occurs.

(d)            Appointment of Successor.  If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee, the Trust or the Noteholders of a majority of the Note Balance of the Controlling Class must appoint a successor Indenture Trustee promptly.  If a successor Indenture Trustee does not take office within sixty (60) days after the Indenture Trustee resigns or is removed, the Indenture Trustee, the Trust or the Noteholders of a majority of the Note Balance of the Controlling Class may petition a court of competent jurisdiction (at the expense of the Trust) to appoint a successor Indenture Trustee.

(e)            Acceptance of Appointment.  No resignation or removal of the Indenture Trustee will become effective until the acceptance of appointment by the successor Indenture Trustee under this Section 6.8.  Any successor Indenture Trustee will deliver a written acceptance of its appointment to the outgoing Indenture Trustee, the Trust and the Administrator.  The Trust will continue to pay amounts owed to the predecessor Indenture Trustee for the period it was Indenture Trustee according to Sections 6.7 and 8.2.  The successor Indenture Trustee will notify the Series 2025-1 Secured Parties of its succession and the Trust or Administrator will deliver a copy of the notice to the Rating Agencies.

(f)            Transition of Indenture Trustee Obligations.  On the resignation or removal of the Indenture Trustee becoming effective under Section 6.8(e), all rights, powers and obligations of the Indenture Trustee under this Indenture will become the rights, powers and obligations of the successor Indenture Trustee.  The predecessor Indenture Trustee will promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.  The Depositor will reimburse the Indenture Trustee and any successor Indenture Trustee for expenses related to the replacement of the Indenture Trustee, if those amounts have not been paid under Section 8.2.

Section 6.9  Merger or Consolidation; Transfer of Assets.

(a)            Merger or Consolidation.  If the Indenture Trustee merges or consolidates with, or transfers all or substantially all of its corporate trust business or assets to, any Person, the resulting, surviving or transferee Person will be the successor Indenture Trustee so long as that Person is qualified and eligible under Section 6.11.  The Indenture Trustee will promptly notify the Servicer and the Trust of the succession, and the Trust will notify the Rating Agencies.

(b)            Authentication of Notes.  If, at the time the successor by merger or consolidation to the Indenture Trustee succeeds to the trusts created by this Indenture, Notes have been authenticated but not delivered, the successor Indenture Trustee may adopt the certificate of authentication of a predecessor Indenture Trustee and deliver the Notes so authenticated.  If at that time any Notes have not been authenticated, the successor Indenture Trustee may authenticate the Notes.  In each of those cases, the certificates will have the same force and effect given in the Notes or in this Indenture as the certificate of the predecessor Indenture Trustee.

Section 6.10  Appointment of Separate Trustee or Co-Trustee.

(a)            Appointment.  For the purpose of meeting the legal requirement of a jurisdiction in which part of the Series 2025-1 Collateral may be located or for such other reasons as may be necessary or desirable (including to resolve any conflict of interest issues), after notifying the Trust and the Servicer, the Indenture Trustee may appoint one or more Persons to act as a separate trustee or separate trustees, or co-trustee or co-trustees, of all or part of the Series 2025-1 Collateral, and to vest in those Persons, in this capacity and for the benefit of the Series 2025-1 Secured Parties, title to all or part of the Series 2025-1 Collateral, and, subject to this Section 6.10, rights, powers and obligations the Indenture Trustee may consider necessary or desirable.  No separate trustee or co-trustee will be required to be eligible as a successor trustee under Section 6.11 and no notice to the Series 2025-1 Secured Parties of the appointment of a separate trustee or co-trustee will be required under Section 6.8.

(b)            Terms of Appointment.  Every separate trustee and co-trustee will be appointed and act subject to the following:

(i)            all rights, powers and obligations of the Indenture Trustee set forth in the instrument of appointment will be exercised or performed by the separate trustee or the Indenture Trustee or co-trustee jointly (it being understood that a co-trustee will not be authorized to act separately without the Indenture Trustee joining in the act, except if under the law of a jurisdiction in which a particular act or acts are to be performed the Indenture Trustee will be incompetent or unqualified to perform those act or acts, in which event those acts will be exercised and performed singly by the co-trustee, but solely at the direction of the requisite Noteholders);

(ii)            no trustee will be personally liable by reason of an act or omission of another trustee under this Indenture; and

(iii)            the Indenture Trustee may accept the resignation of or remove a separate trustee or co-trustee.

(c)            Notices.  Any notice, request or other writing given to the Indenture Trustee will be deemed to have been given to each appointed separate trustee and co-trustee, as effectively as if given to each of them.

(d)            Rights of Appointee.  Every document appointing a separate trustee or co-trustee will refer to this Indenture and the conditions of this Section 6.10.  Each separate trustee and co-trustee, on its acceptance of its appointment will have the rights, powers and obligations stated in its appointment, subject to this Indenture.  The document will be filed with the Indenture Trustee, and the Indenture Trustee will provide the Trust with a copy of each document.

(e)            Indenture Trustee as Agent.  A separate trustee or co-trustee, with the consent of the Indenture Trustee, may appoint the Indenture Trustee as its agent or attorney-in-fact with power and authority, if permitted by law, to do each lawful act under or for this Indenture on its behalf and in its name.  If a separate trustee or co-trustee becomes incapable of acting, resigns or is removed, all of its rights, powers and obligations will be exercised by the Indenture Trustee, if permitted by law, without the appointment of a new or successor trustee.

Section 6.11  Eligibility.  The Indenture Trustee must satisfy the requirements of Section 310(a) of the TIA and must comply with Section 310(b) of the TIA.  The Indenture Trustee or its parent must have a combined capital and surplus of at least $50,000,000 as stated in its most recent annual published report of condition and must have a long-term debt rating of at least investment grade by each of the Rating Agencies or must be acceptable to each of the Rating Agencies or satisfy the Rating Agency Condition.  Promptly after the Indenture Trustee fails to satisfy the requirements in this Section 6.11 or ceases to be a Qualified Institution, the Indenture Trustee will notify the Trust and the Servicer of the failure.

Section 6.12  Inspections of Indenture Trustee.  The Indenture Trustee agrees that, with reasonable prior notice, it will permit authorized representatives of the Trust, the Servicer or the Administrator, during the Indenture Trustee’s normal business hours, to have access to and review the facilities, processes, books of account, records, reports and other documents and materials of the Indenture Trustee relating to (a) the performance of the Indenture Trustee’s obligations under this Indenture, (b) the payments of fees and expenses of the Indenture Trustee for its performance and (c) any claim made by the Indenture Trustee under this Indenture.  In addition, the Indenture Trustee will permit those representatives to make copies and extracts of the books and records and to discuss them with the Indenture Trustee’s officers and employees.  Any access and review will be subject to the Indenture Trustee’s confidentiality and privacy policies.  The Indenture Trustee will maintain all relevant books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Indenture.

Section 6.13  Indenture Trustee’s Representations and Warranties.  The Indenture Trustee represents and warrants to the Trust as of the Closing Date:

(a)       Organization.  The Indenture Trustee is duly organized, validly existing and qualified as a national banking association under the laws of the United States.

(b)            Power and Authority.  The Indenture Trustee has the corporate power and authority to execute, deliver and perform its obligations under this Indenture.  The Indenture Trustee has taken all action necessary to authorize the execution, delivery and performance by it of this Indenture.

(c)            Enforceability.  This Indenture has been duly executed by an authorized officer of the Indenture Trustee and constitutes the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as may be limited by (i) insolvency, bankruptcy, reorganization, moratorium or other laws now or hereafter in effect relating to the enforcement of creditors’ rights generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (iii) with respect to rights of indemnity hereunder, limitations of public policy under applicable securities laws.

(d)            No Defaults.  To the best knowledge of the Responsible Persons of the Indenture Trustee, the Indenture Trustee is not in breach of or default under any law or regulation of the United States of America, or any department, division, agency or instrumentality thereof having jurisdiction over the trust powers of the Indenture Trustee which would materially impair the ability of the Indenture Trustee to perform its obligations under this Indenture.

(e)            No Consents.  To the best knowledge of the Responsible Persons of the Indenture Trustee, no authorization, consent or other order of any federal government authority or agency having jurisdiction over the trust powers of the Indenture Trustee are required to be obtained by the Indenture Trustee for the valid authorization, execution and delivery by the Indenture Trustee of the Indenture or the authentication of the Notes.

(f)            Eligibility.  The Indenture Trustee satisfies the requirements of Section 310(a) of the TIA and is a Qualified Institution.  The Indenture Trustee or its parent has a combined capital and surplus of at least $50,000,000 as stated in its most recent annual published report of condition.

Section 6.14  Reporting of Receivables Reacquisition and Acquisition Demands.  The Indenture Trustee will (a) notify the Sponsor, the Administrator, the Depositor and the Servicer, as soon as practicable and within five (5) Business Days, of demands or requests actually received by a Responsible Person of the Indenture Trustee for the reacquisition or acquisition, as applicable, of any Receivable under Section 3.4 of the Originator Receivables Transfer Agreement, Section 3.4 of the Additional Transferor Receivables Transfer Agreement or Sections 2.5 or 2.7 of the Transfer and Servicing Agreement, (b) promptly on request by the Sponsor, the Depositor, the Administrator or the Servicer, provide to them other information reasonably requested and within its possession to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and (c) if requested by the Sponsor, the Depositor, the Administrator or the Servicer, provide a written certification no later than fifteen (15) days following the end of any quarter or year that the Indenture Trustee has not received any reacquisition demands or requests for that period, or if reacquisition or acquisition, as applicable, demands or requests have been received during that period, that the Indenture Trustee has provided all the information reasonably requested under clause (b) above.  The Indenture Trustee and the Trust will not have responsibility or liability for a filing required to be made by a securitizer under the Exchange Act.

Section 6.15  Preferential Collection of Claims Against the Trust.  The Indenture Trustee will comply with Section 311(a) of the TIA, excluding each creditor relationship listed in Section 311(b) of the TIA.  An Indenture Trustee who has resigned or been removed will be subject to Section 311(c) of the TIA.

ARTICLE VII

NOTEHOLDER COMMUNICATIONS AND REPORTS

Section 7.1  Noteholder Communications.

(a)            Noteholder List.  If the Indenture Trustee is not the Note Registrar, the Trust will furnish a list of the names and addresses of the Noteholders to the Indenture Trustee (a) not more than five (5) days after each Record Date, as of that Record Date and (b) not more than thirty (30) days after receipt by the Trust of a request from the Indenture Trustee, as of a date not more than ten (10) days before the time the list is furnished.  If the Indenture Trustee is the Note Registrar, the Indenture Trustee, on the request of the Owner Trustee or the Master Collateral Agent, will furnish within ten (10) days to the Owner Trustee or the Master Collateral Agent, as applicable, a list of Noteholders as of the date stated by the Owner Trustee or the Master Collateral Agent, as applicable.

(b)            Noteholder List Retention.  The Indenture Trustee will maintain a current list of the names and addresses of the Noteholders based on the most recent list furnished to the Indenture Trustee under Section 7.1(a) and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.

(c)            Noteholder Communications.  Noteholders may communicate with other Noteholders about their rights under this Indenture or under the Notes.  Within ten (10) days following receipt by the Indenture Trustee of a request by three (3) or more Noteholders to receive a copy of the current list of Noteholders, the Indenture Trustee will (i) provide a current list of Noteholders to the Noteholders making the request and (ii) notify the Administrator of the request by giving to the Administrator a copy of the request and a copy of the list of Noteholders produced in response to the request.

(d)            Noteholder Communications with Indenture Trustee.  A Noteholder (if the Notes are represented by Definitive Notes) or a Verified Note Owner (if the Notes are represented by
Book-Entry Notes) may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notifying the Indenture Trustee and providing to the Indenture Trustee a copy of the communication such Noteholder or Verified Note Owner, as applicable, proposes to send.  The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Verified Note Owner unless the Noteholder or Verified Note Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction.

(e)            Fiscal Year.  The fiscal year of the Trust will be the calendar year.

(f)            TIA Communication.  Noteholders may communicate under Section 312(b) of the TIA with other Noteholders about their rights under this Indenture or under the Notes.  The Trust, the Indenture Trustee and the Note Registrar will have the protection of Section 312(c) of the TIA.

Section 7.2  Reports by Trust.

(a)            Securities and Exchange Commission Filings.  The Trust will, or will cause the Administrator or the Servicer to:

(i)            file with the Commission (A) the annual reports and the information, documents and other reports (or copies or parts the Commission may prescribe) that the Trust is required to file with the Commission under Section 13 or 15(d) of the Exchange Act, including annual reports on Form 10-K and monthly distribution reports on Form 10-D, and (B) additional information, documents and reports about compliance by the Trust with this Indenture required by the Commission;

(ii)            make available to the Indenture Trustee, within fifteen (15) days after the Trust is required to file the same with the Commission, the annual reports and the information, documents or other reports filed with the Commission under Section 7.2(a)(i); and

(iii)            make available to the Indenture Trustee the information, documents and reports (or summaries of such items) required to be filed by the Trust under Section 7.2(a)(i) and (ii) as may be required by rules and regulations prescribed by the Commission.

(b)            Documents and Reports to Noteholders.  The Indenture Trustee will transmit to all Noteholders, as described in Section 313(c) of the TIA, the information, documents and reports (or summaries of such items) supplied to the Indenture Trustee under Section 7.2(a).

Section 7.3  Reports by Indenture Trustee.

(a)            Annual Report.  Within ninety (90) days after each April 15, beginning in the year after the Closing Date, the Indenture Trustee will prepare and transmit to each Noteholder a report dated as of April 15 of the applicable year that complies with Section 313(a) of the TIA, but only if the report is required under Section 313(a) of the TIA.  The Indenture Trustee will also prepare and transmit to Noteholders any report required under Section 313(b) of the TIA.  A report transmitted to the Noteholders under this Section 7.3(a) will be transmitted in compliance with Section 313(c) of the TIA.

(b)            Filing.  The Indenture Trustee will file with the Commission and any stock exchange on which the Notes are listed a copy of each report delivered under Section 7.3(a) at the time of its mailing to the Noteholders.  The Trust will notify the Indenture Trustee if and when the Notes are listed on a stock exchange.

ARTICLE VIII

ACCOUNTS, DISTRIBUTIONS AND RELEASES

Section 8.1  Collection of Funds.  Except as permitted under this Indenture, the Indenture Trustee may demand payment or delivery of, and will receive and collect, directly the funds and other property payable to or to be received by the Note Paying Agent under this

Indenture, the Master Collateral Agreement and the Transfer and Servicing Agreement.  The Note Paying Agent will apply the funds and other property received by it, and will make deposits into, and distributions from, the Series 2025-1 Accounts, under this Indenture, the Master Collateral Agreement and the Transfer and Servicing Agreement.

Section 8.2  Series 2025-1 Accounts; Distributions.

(a)            Establishment.  On or prior to the Closing Date, the Trust, or the Servicer on behalf of the Trust, caused the following segregated trust accounts or subaccounts to be established as Trust Financing Accounts solely for Series 2025-1 in accordance with Section 9.2 of the Master Collateral Agreement at a Qualified Institution (which will initially be the corporate trust department of U.S. Bank National Association), in the name “U.S. Bank Trust Company, National Association, as Note Paying Agent, for the benefit of the Indenture Trustee, as secured party for Verizon Master Trust, Series 2025-1,” designated as follows:

(i)            “Distribution Account” with account number 290962000;

(ii)            “Reserve Account” with account number 290962001; and

(iii)            “Principal Funding Account” with account number 290962002.

The Distribution Account set forth in clause (i) above shall constitute the Distribution Account for Series 2025-1.  The Reserve Account set forth in clause (ii) above shall constitute the Reserve Account for Series 2025-1.  The Principal Funding Account set forth in clause (iii) above shall constitute the Principal Funding Account for Series 2025-1.  Each of the Series 2025-1 Accounts (x) shall constitute a Trust Financing Account for Series 2025-1 and (y) has been (or will be) pledged by the Trust to the Indenture Trustee for the sole benefit of the Series 2025-1 Secured Parties of Series 2025-1.  No Credit Extensions of any Trust Financing (other than Series 2025-1) shall be secured by any interest in any Series 2025-1 Account.

On and after the Closing Date, the Note Paying Agent will maintain the Series 2025-1 Accounts established by the Servicer under this Section 8.2.  If an institution maintaining the Series 2025-1 Accounts ceases to be a Qualified Institution, the Indenture Trustee will, with the Servicer’s assistance as necessary, move the Series 2025-1 Accounts to a Qualified Institution within thirty (30) days.  Deposits to, and distributions from, the Distribution Account, the Reserve Account and the Principal Funding Account shall be made solely as set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the other Series 2025-1 Series Related Documents.

(b)            Series 2025-1 Account Withdrawals.  On or before each Payment Date, the Note Paying Agent will withdraw the amounts required to be withdrawn from the Reserve Account and deposit them into the Distribution Account or pay them to the Depositor, as applicable, according to Section 8.3(e).

(c)            Distributions from Distribution Account.  Subject to Section 8.2(e), on each Payment Date, the Note Paying Agent will (based on the information in the most recent Monthly Investor Report) withdraw from the Distribution Account and make deposits and payments, to the extent of Series 2025-1 Available Funds in the Distribution Account for that Payment Date, in the following order of priority (pro rata within each priority level based on the amounts due except as otherwise stated):

(i)            first, pro rata, (A) to the Master Collateral Agent, the Series 2025-1 Group Allocated Percentage of all amounts due, including (x) fees due to the Master Collateral Agent and (y) expenses and indemnities due to the Master Collateral Agent, up to a maximum aggregate amount, in the case of clause (y), of $200,000 per year for all Group 1 Series in the aggregate, (B) to the Owner Trustee, the Series 2025-1 Group Allocated Percentage of all amounts due, including (x) fees due to the Owner Trustee and (y) expenses and indemnities due to the Owner Trustee, up to a maximum aggregate amount, in the case of clause (y), of $100,000 per year for all Group 1 Series in the aggregate, (C) to the Asset Representations Reviewer, (i) the Series 2025-1 ARR Series Allocation Percentage of all amounts due including (x) fees due to the Asset Representations Reviewer (excluding any Supplemental ARR Fee and including fees due in connection with any Asset Representations Review of Group 1 Receivables) and (y) expenses and indemnities due to the Asset Representations Reviewer, up to a maximum aggregate amount, in the case of clause (y), of $100,000 per year for all Group 1 Series in the aggregate and (ii) the Series 2025-1 Supplemental ARR Series Allocation Percentage of the Supplemental ARR Fee and (D) to the Indenture Trustee all amounts due, including (x) fees due to the Indenture Trustee and (y) expenses and indemnities due to the Indenture Trustee, up to a maximum aggregate amount, in the case of clause (y), of $200,000 per year; provided, that after the occurrence of an Event of Default with respect to Group 1 (other than a Primary Event of Default with respect to Group 1 described in clause (iii) of the definition of Event of Default), the caps on expenses and indemnities in this clause (i) will not apply and that on the Payment Date occurring in December of each calendar year, to the extent the aggregate annual expenses or indemnities payable to any of the parties set forth in this clause (i) is less than the applicable aggregate annual cap set forth for such party in this clause (i), the portion of such cap that remains unused may be paid to each other party set forth in this clause (i) to the extent that any aggregate annual expenses or indemnities payable to each such other party exceeded the aggregate annual cap set forth for such party in this clause (i) and will be allocated to such parties, pro rata, based on the amount remaining due and payable to each such other party, in an amount not to exceed the remaining unused portion of the applicable cap;

(ii)            second, (A) to the Servicer, the Series 2025-1 Allocation Percentage of the Servicing Fee and (B) to any Successor Servicer, the Series 2025-1 Group Allocated Percentage of a one-time Successor Servicer engagement fee of $150,000, payable on the first Payment Date following its assumption of duties as Successor Servicer;

(iii)            third, to the Noteholders of Class A Notes, the Accrued Note Interest for the Class A Notes;

(iv)            fourth, (A) during the Revolving Period, for deposit to the Principal Funding Account, for allocation as set forth under Section 8.2(d)(i), and (B) during the Amortization Period, for allocation as principal under Section 8.2(d)(ii), the First Priority Principal Payment;

(v)            fifth, to the Noteholders of Class B Notes, the Accrued Note Interest for the Class B Notes;

(vi)            sixth, (A) during the Revolving Period, for deposit to the Principal Funding Account, for allocation as set forth under Section 8.2(d)(i), and (B) during the Amortization Period, for allocation as principal under Section 8.2(d)(ii), the Second Priority Principal Payment;

(vii)            seventh, to the Noteholders of Class C Notes, the Accrued Note Interest for the Class C Notes;

(viii) eighth, (A) during the Revolving Period, for deposit to the Principal Funding Account, for allocation as set forth under Section 8.2(d)(i), and (B) during the Amortization Period, for allocation as principal under Section 8.2(d)(ii), the Third Priority Principal Payment;

(ix)            ninth, (A) first, if applicable, to the Letter of Credit Provider, the amount, if any, necessary to cause the amount available under the Letter of Credit to equal the amount available under the Letter of Credit on the date of issuance, together with interest accrued on the amount drawn on the Letter of Credit and (B) second, to the Reserve Account, the amount, if any, necessary to cause the amount in the Reserve Account to equal the Required Reserve Amount less the amount available under such Letter of Credit, if any;

(x)            tenth, (A) during the Revolving Period, for deposit to the Principal Funding Account, for allocation as set forth under Section 8.2(d)(i), and (B) during the Amortization Period, for allocation as principal under Section 8.2(d)(ii), the Regular Priority Principal Payment;

(xi)            eleventh, to any Successor Servicer, the Additional Series Successor Servicer Fee, if any;

(xii)            twelfth, to the Noteholders, any accrued and unpaid Additional Interest Amounts due on the Notes, payable first, to the Class A Notes, then to the Class B Notes and then to the Class C Notes;

(xiii)  thirteenth, to the Noteholders, any Make-Whole Payments due on the Notes, payable in the order set forth under Section 8.2(d)(ii);

(xiv)  fourteenth, pro rata, (A) to the Indenture Trustee, all remaining amounts due but not paid under priority (i), (B) to the Master Collateral Agent and the Owner Trustee, the Series 2025-1 Group Allocated Percentage of all remaining amounts due to the extent not paid under priority (i) above, (C) to the Asset Representations Reviewer, (i) the Series 2025-1 ARR Series Allocation Percentage of all remaining amounts due to the extent not paid under priority (i) above and (ii) the Series 2025-1 Supplemental ARR Allocation Percentage of the Supplemental ARR Fee to the extent not paid under priority (i) above and (D) to the Administrator, reimbursement of fees and expenses of the Master Collateral Agent, the Indenture Trustee, the Owner Trustee and the Asset Representations

Reviewer paid by the Administrator on behalf of the Trust pursuant to the Administration Agreement;

(xv)            fifteenth, to any other parties as the Administrator has identified, any remaining expenses of the Trust, up to the Series 2025-1 Group Allocated Percentage of such amounts;

(xvi)  sixteenth, if applicable, to any Letter of Credit Provider, all amounts due, including (x) fees due to such Letter of Credit Provider and (y) expenses and indemnities due to such Letter of Credit Provider; and

(xvii)  seventeenth, to the Series 2025-1 Series Certificate Distribution Account, for distribution to the Class R Interest, any remaining amounts.

For the avoidance of doubt, all amounts due to the Owner Trustee, the Master Collateral Agent, the Asset Representations Reviewer or the Indenture Trustee in excess of the amounts paid to such party pursuant to priorities (i) and (xiv) during any calendar year will become due and payable in each succeeding calendar year, subject to the applicable limitations set forth therein, until paid in full.

(d)            Distributions of Principal.

(i)            In the event that any First Priority Principal Payment, Second Priority Principal Payment, Third Priority Principal Payment or Regular Priority Principal Payment is required to be made on any Payment Date prior to the beginning of the Amortization Period pursuant to Section 8.2(c), such amounts will be deposited pursuant to such applicable clauses on such Payment Date into the Principal Funding Account, to the extent of Series 2025-1 Available Funds.  Amounts, if any, on deposit in the Principal Funding Account shall remain on deposit therein, except to be applied as follows:

(A)
in the event that, immediately following distributions on any Payment Date (a) the Revolving Period is in effect and (b) the Series 2025-1 Allocated Pool Balance exceeds the Adjusted Series Invested Amount for Series 2025-1, the amount of such excess (to the extent on deposit in the Principal Funding Account) will be withdrawn from the Principal Funding Account and remitted to the Distribution Account on the immediately succeeding Payment Date to be included as Series 2025-1 Available Funds on such immediately succeeding Payment Date;

(B)	in connection with any Optional Redemption, amounts on deposit in the Principal Funding Account may be withdrawn and applied to pay any amounts due in connection therewith; or

(C)
in the event that the Amortization Period is in effect immediately following distributions made on any Payment Date, amounts on deposit in the Principal Funding Account will be paid to the Noteholders on such Payment Date in the order set forth under

Section 8.2(d)(ii), until the aggregate Note Balance of the Class A Notes, Class B Notes and Class C Notes is reduced to zero.

(ii)            On each Payment Date during the Amortization Period, the Note Paying Agent will (based on the information in the most recent Monthly Investor Report) pay any amounts allocated to principal under Section 8.2(c) in the following order of priority, in each case, applied pro rata according to the Note Balance of the Notes of that Class:

(A)	first, to the Noteholders of Class A Notes in payment of principal until the Note Balance of the Class A Notes has been reduced to zero;

(B)	second, to the Noteholders of Class B Notes in payment of principal until the Note Balance of the Class B Notes has been reduced to zero;

(C)	third, to the Noteholders of Class C Notes in payment of principal until the Note Balance of the Class C Notes has been reduced to zero; and

(D)	fourth, to the Series 2025-1 Series Certificate Distribution Account, for distribution to the Class R Interest, any remaining amounts.

(e)            Distributions Following Acceleration.  If the Notes are accelerated after an Event of Default with respect to Group 1, on each Payment Date starting with the Payment Date relating to the Collection Period in which the Notes are accelerated, the Note Paying Agent will (based on the information in the most recent Monthly Investor Report) withdraw from the Series 2025-1 Accounts and make deposits and payments, to the extent of Series 2025-1 Available Funds and funds in the Series 2025-1 Accounts for the related Collection Period, in the following order of priority (pro rata to the Persons within each priority level based on the amounts due except as stated):

(i)            first, pro rata, (A) to the Indenture Trustee, all amounts due to the Indenture Trustee, including fees, expenses and indemnities, (B) to the Master Collateral Agent and the Owner Trustee, the Series 2025-1 Group Allocated Percentage of all amounts due to such parties, including fees, expenses and indemnities and (C) to the Asset Representations Reviewer, (i) the Series 2025-1 ARR Series Allocation Percentage of all amounts due to the Asset Representations Reviewer, including fees (excluding any Supplemental ARR Fee and including fees due in connection with any Asset Representations Review of Group 1 Receivables), expenses and indemnities and (ii) the Series 2025-1 Supplemental ARR Series Allocation Percentage of the Supplemental ARR Fee;

(ii)            second, (A) to the Servicer, the Series 2025-1 Allocation Percentage of the Servicing Fee and (B) to any Successor Servicer, the Series 2025-1 Group Allocated Percentage of a one-time Successor Servicer engagement fee of $150,000, payable on the first Payment Date following its assumption of duties as Successor Servicer;

(iii)            third, to the Noteholders of Class A Notes, the Accrued Note Interest for the Class A Notes;

(iv)            fourth, to the Noteholders of Class A Notes in payment of principal until the Note Balance of the Class A Notes is reduced to zero;

(v)            fifth, to the Noteholders of Class B Notes, the Accrued Note Interest for the Class B Notes;

(vi)            sixth, to the Noteholders of Class B Notes in payment of principal until the Note Balance of the Class B Notes is reduced to zero;

(vii)            seventh, to the Noteholders of Class C Notes, the Accrued Note Interest for the Class C Notes;

(viii) eighth, to the Noteholders of Class C Notes in payment of principal until the Note Balance of the Class C Notes is reduced to zero;

(ix)            ninth, to any Successor Servicer, the Additional Series Successor Servicer Fee, if any;

(x)            tenth, to the Noteholders, any accrued and unpaid Additional Interest Amounts due on the Notes, payable first, to the Class A Notes, then to the Class B Notes and then to the Class C Notes;

(xi)            eleventh, to the Noteholders, any Make-Whole Payments due on the Notes, payable in the order set forth under Section 8.2(d)(ii);

(xii) twelfth, to any other parties as the Administrator has identified, any remaining expenses of the Trust, up to the Series 2025-1 Group Allocated Percentage of such amounts;

(xiii) thirteenth, if applicable, to any Letter of Credit Provider, all amounts due, including (x) fees due to such Letter of Credit Provider and (y) expenses and indemnities due to such Letter of Credit Provider; and

(xiv) fourteenth, to the Class R Interest, any remaining amounts.

(f)            [Reserved].

(g)            Subordination Agreement.  Each of (i) the subordination of interest payments to the Noteholders of the Class B Notes to the payment of any First Priority Principal Payment to the Noteholders of the Class A Notes and (ii) the subordination of interest payments to the Noteholders of the Class C Notes to the payment of any Second Priority Principal Payment to the Noteholders of the Class A Notes and the Class B Notes under Section 8.2(c) is a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

Section 8.3  Series 2025-1 Accounts.

(a)            Investment of Funds in Series 2025-1 Accounts.  If (i) no Potential Default or Event of Default with respect to Group 1 has occurred and is continuing and (ii) Cellco is the Servicer, the Servicer may instruct the Indenture Trustee to invest any funds in the Series 2025-1 Accounts in Permitted Investments and, if investment instructions are received, the Indenture Trustee will direct the Qualified Institution maintaining the Series 2025-1 Accounts to invest the funds in the Distribution Account, the Reserve Account or the Principal Funding Account, as applicable, in those Permitted Investments.  If (i) the Servicer fails to give investment instructions for any funds in the Distribution Account, the Reserve Account or the Principal Funding to the Indenture Trustee by 11:00 a.m. New York time (or other time as may be agreed by the Indenture Trustee) on the Business Day before a Payment Date or (ii) the Qualified Institution receives notice from the Indenture Trustee that a Potential Default with respect to Group 1 or Event of Default with respect to Group 1 has occurred and is continuing, the Qualified Institution will invest and reinvest funds in such Series 2025-1 Account according to the last investment instructions received, if any.  If no prior investment instructions have been received or if the instructed investments are no longer available or permitted, the Indenture Trustee will notify the Servicer and request new investment instructions, and the funds will remain uninvested until new investment instructions are received.  The Servicer may direct the Indenture Trustee to consent, vote, waive or take any other action, or not to take any action, on any matters available to the holder of the Permitted Investments.  If Cellco is not the Servicer, funds on deposit in the Distribution Account, the Reserve Account and the Principal Funding Account will remain uninvested.  For so long as Cellco is the Servicer, any Permitted Investments of funds in the Series 2025-1 Accounts (or any reinvestments of the Permitted Investments) for a Collection Period must mature, if applicable, and be available no later than the second Business Day before the related Payment Date.  Any Permitted Investments with a maturity date will be held to their maturity, except that such Permitted Investments may be sold or disposed of before their maturity in connection with the sale of the Series 2025-1 Collateral under Section 5.6.

(b)            Limited Liability for Permitted Investments.  Subject to Section 6.1(c), neither the Indenture Trustee nor the Note Paying Agent will be liable for any insufficiency in Series 2025-1 Accounts resulting from a loss on a Permitted Investment, except for losses attributable to U.S. Bank Trust Company, National Association’s failure to make payments on the Permitted Investments issued by U.S. Bank Trust Company, National Association, in its commercial capacity as principal obligor and not as trustee.

(c)            Notice to Qualified Institution.  A Responsible Person of the Indenture Trustee will notify the Qualified Institution maintaining the Series 2025-1 Accounts (if not the Indenture Trustee) if an Event of Default with respect to Group 1 has occurred and is continuing.

(d)            Control of Series 2025-1 Accounts.  Each of the Series 2025-1 Accounts will be under the control of the Indenture Trustee so long as the Series 2025-1 Accounts remain subject to the Lien of the Indenture, except that the Servicer and the Master Collateral Agent may make deposits into the Series 2025-1 Accounts and the Servicer may direct the Note Paying Agent to make deposits into or withdrawals from the Series 2025-1 Accounts according to this Indenture and the Transaction Documents.  Following the payment in full of the Notes and the release of the Series 2025-1 Accounts from the Lien of the Indenture, the Series 2025-1 Accounts will be under the control of the Trust.

(e)            Release of Funds.  The Indenture Trustee shall, at such time as there are no Notes outstanding, release any remaining portion of the Distribution Account and the Principal Funding Account from the Lien of the Indenture and release to or to the order of the Trust or, in the case of the Reserve Account, to the Depositor.

(f)            Investment Earnings.  Investment earnings (net of losses and investment expenses) on the Distribution Account, the Reserve Account and the Principal Funding Account will be deposited into the Series 2025-1 Series Certificate Distribution Account per the written direction of the Servicer for distribution to the Certificateholders in the priority set forth in Section 4.1(b) of the Trust Agreement.

(g)            Reserve Account.

(i)            Initial Reserve Account Deposit.  On the Closing Date, the Trust will deposit or cause to be deposited the Required Reserve Amount into the Reserve Account from the net proceeds of the sale of the Notes.

(ii)            Reserve Account Draw Amount.  On or before two (2) Business Days before a Payment Date, the Servicer will calculate the Reserve Account Draw Amount for the Payment Date and will direct the Note Paying Agent to withdraw from the Reserve Account and deposit into the Distribution Account on or before the Payment Date (x) the Reserve Account Draw Amount and (y) any amount in excess of the Required Reserve Amount for such Payment Date, after giving effect to the withdrawal of the Reserve Account Draw Amount with respect to such Payment Date.

(iii)            Excess Amounts.  On any Payment Date, to the extent the sum of the amount on deposit in the Reserve Account plus the amount available under any Letter of Credit exceeds the Required Reserve Amount on any Payment Date, the amount of such excess may be released from the Reserve Account and paid to the Class R Interest on such Payment Date.

Section 8.4  Release of Series 2025-1 Collateral.

(a)            Release of Property.  The Indenture Trustee may, and when required by this Indenture will, release Series 2025-1 Collateral from the Lien of this Indenture, in each case, according to this Indenture.  Except under Sections 8.4(c) and 10.1 for which the Series 2025-1 Collateral will automatically be released, the Indenture Trustee will release Series 2025-1 Collateral from the Lien of this Indenture only on receipt of a Trust Request and an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3 and (if required by the TIA) Independent Certificates according to Sections 314(c) and 314(d)(1) of the TIA.

(b)            [Reserved].

(c)            Release of Funds.  When there are no Notes Outstanding and all amounts due from the Trust to the Indenture Trustee have been paid in full under Section 6.7 or 10.1, the

Indenture Trustee will release the Series 2025-1 Collateral from the Lien of this Indenture and release to the Trust or any other Person entitled to those funds under this Indenture, the other Series 2025-1 Series Related Documents or the Transaction Documents, the funds then in the Series 2025-1 Accounts under this Indenture.  The Indenture Trustee will release Series 2025-1 Collateral from the Lien of this Indenture under this Section 8.4(c) only on receipt of a Trust Request and an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3.

(d)            Termination Statements.  On receipt of a Trust Request accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3, the Indenture Trustee will execute termination statements and other documents to release Series 2025-1 Collateral as permitted by this Section 8.4 and Section 10.1.  No party relying on a document or authorization executed by the Indenture Trustee under this Article VIII is required to determine the Indenture Trustee’s authority, inquire into the satisfaction of conditions precedent or require evidence of the application of funds.

ARTICLE IX

AMENDMENTS

Section 9.1  Amendments Without Consent of Noteholders.

(a)            General Amendments.  The Trust and the Indenture Trustee may, and the Indenture Trustee, when directed by Trust Order will, amend this Indenture, without the consent of any Noteholders, for any of the following purposes:

(i)            to correct or expand the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm to the Indenture Trustee a Lien on any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(ii)            to evidence the succession of any other Person to the Trust, and the assumption by the successor of the obligations of the Trust in this Indenture and in the Notes;

(iii)            to add to the covenants of the Trust, for the benefit of the Noteholders, or to surrender a right or power given to the Trust in this Indenture;

(iv)            to convey, transfer, assign, mortgage or pledge property to or with the Indenture Trustee for the benefit of the Noteholders;

(v)            to cure any ambiguity, to correct an error or to correct or supplement any provision of this Indenture that may be defective or inconsistent with the other terms of this Indenture;

(vi)            to evidence the acceptance of the appointment under this Indenture of a successor trustee and to add to or change this Indenture as necessary to facilitate the administration of the trusts under this Indenture by more than one trustee;

(vii)            to correct any manifest error in the terms of this Indenture as compared to the terms expressly set forth in the Prospectus; or

(viii) to modify, eliminate or add to the terms of this Indenture to effect the qualification of this Indenture under the TIA and to add to this Indenture any other terms required by the TIA.

(b)            Amendments without Material Adverse Effect.  Other than as set forth in Section 9.2, the Trust and the Indenture Trustee may, and the Indenture Trustee when directed by Trust Order will, amend this Indenture, also without the consent of the Noteholders, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture, if:

(i)            the Administrator delivers to the Indenture Trustee an Officer’s Certificate stating that the Administrator reasonably believes that the amendment will not have a material adverse effect on the Notes; or

(ii)            the Rating Agency Condition has been satisfied with respect to the Notes;

provided that the Rating Agency Condition must be satisfied with respect to the Notes as a condition precedent with respect to any amendment to this Indenture entered into for the purpose of permitting the Trust to pay any amounts due to any Letter of Credit Provider from Series 2025-1 Available Funds on each Payment Date at a more senior priority than set forth under Section 8.2.

(c)            The Trust (or the Administrator on behalf of the Trust) shall notify the Rating Agencies as to any amendment pursuant to this Section 9.1.

Section 9.2  Amendments with Consent of Controlling Class.

(a)            Amendments.  The Trust and the Indenture Trustee may, and the Indenture Trustee when directed by Trust Order will, amend this Indenture, with the consent of the Noteholders of a majority of the Note Balance of the Controlling Class and with prior written notice to the Rating Agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture.  No amendment to this Indenture, without the consent of each Noteholder of each Outstanding Note adversely affected by the amendment, shall:

(A)	change (1) the applicable Final Maturity Date on a Note, (2) the principal amount of or interest rate, Additional Interest Amount or Make-Whole Payment on a Note or (3) the Required Reserve Amount;

(B)	modify the percentage of the Note Balance of the Notes or the Controlling Class that is required for any action;

(C)	modify or alter the definition of “Controlling Class;”

(D)
permit the creation of any Lien ranking prior or equal to the Lien of this Indenture on the Series 2025-1 Collateral, other than Permitted Liens, or, except as permitted by this Indenture, the other Series 2025-1 Series Related Documents or the Transaction Documents, release the Lien of this Indenture on the Series 2025-1 Collateral; or

(E)	impair the right to institute suit for the enforcement of this Indenture, as provided in Section 5.8.

In addition, unless (i) the Rating Agency Condition has been satisfied for all Credit Extensions of Group 1 then rated by a Rating Agency or (ii) each Group Creditor of each Credit Extension of Group 1 adversely affected thereby consents, no amendment to this Indenture may result (solely by virtue of such amendment) in an increase in the Series Allocation Percentage for Series 2025-1.

(b)            Noteholder Consent.  For any amendment to this Indenture or any Transaction Document requiring the consent of the Noteholders, the Indenture Trustee will, when directed by Trust Order, notify the Noteholders to request consent and follow its reasonable procedures to obtain consent.  For the avoidance of doubt, any Noteholder consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Noteholder.

Section 9.3  Execution of Amendments.

(a)            Form; Authorization; Reliance.  It shall not be necessary for the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  Each amendment will be in form reasonably satisfactory to the Indenture Trustee.  The Indenture Trustee is authorized to execute the amendment and any other agreements required by the amendment.  For any amendment, the Trust will deliver to the Indenture Trustee and the Owner Trustee an Opinion of Counsel stating that the amendment is permitted by this Indenture and that all conditions to the amendment have been satisfied.

(b)            Indenture Trustee Not Obligated.  Notwithstanding anything to the contrary herein, the Indenture Trustee is not obligated to enter into an amendment that adversely affects the Indenture Trustee’s rights, powers, duties, obligations, liabilities, indemnities or immunities under this Indenture.

Section 9.4  Effect of Amendment.  On the execution of an amendment under this Article IX, this Indenture will be amended by the amendment, and the amendment will be part of this Indenture for all purposes.  Every Noteholder of Notes authenticated and delivered before or after the amendment will be bound by the amendment.

Section 9.5  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of an amendment under this Article IX may, and if required by the Indenture Trustee will, bear a notation about the amendment.  New Notes modified to conform to an amendment may be prepared and executed by the Trust and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.

Section 9.6  [Reserved].

Section 9.7  Conformity with TIA.  Each amendment of this Indenture executed under this Article IX will conform to the requirements of the TIA as then in effect so long as this Indenture is qualified under the TIA.

ARTICLE X

REDEMPTION OF NOTES

Section 10.1  Redemption.

(a)            Optional Redemption.

(i)            On any date on or after the Earliest Redemption Date, the Class A Certificateholder (for as long as the Class A Certificateholder is an Originator or an Affiliate of the Originators), with the consent of the Administrator, on behalf of the Trust, shall have the option to direct the Trust to redeem the Notes, in whole but not in part (the “Optional Redemption”).  The Class A Certificateholder may exercise this Optional Redemption by notifying the Trust, the Servicer, the Master Collateral Agent, the Indenture Trustee, the Owner Trustee and the Rating Agencies, in writing, at least ten (10) days before the date of the redemption of the Notes (the “Redemption Date”).  If the Trust effects an Optional Redemption on any date prior to the First Par Redemption Date, the Trust will be required to pay a Make-Whole Payment in connection with such redemption.

(ii)            After the Indenture Trustee receives the notice set forth in clause (i) above, the Indenture Trustee will promptly notify the Noteholders (and any related expenses incurred by the Indenture Trustee shall be payable by the Trust):

(A)	of the Redemption Date;

(B)	of the outstanding Note Balance of each Class of the Notes to be redeemed;

(C)	of the place to surrender the Notes for final payment (which will be the office or agency of the Trust maintained under Section 3.2); and

(D)
that on the Redemption Date, the outstanding Note Balance of the Notes plus accrued and unpaid interest, any unpaid Additional Interest Amounts and any unpaid Make-Whole Payments on the Notes will become due and payable in full and that interest on the Notes will cease to accrue from and after the Redemption Date, unless the Trust fails to pay the Notes on the Redemption Date.

Failure to give notice of redemption to a Noteholder, or any defect therein, shall not impair or affect the validity of the redemption of any other Note.

(b)            Deposit of Note Redemption Price.  The Trust may not exercise an Optional Redemption unless the Note Balance of the Notes, any accrued but unpaid interest, any unpaid Additional Interest Amounts and any unpaid Make-Whole Payments and all other amounts payable by the Trust with respect to Series 2025-1, including such amounts due and payable to the Indenture Trustee, the Owner Trustee, the Master Collateral Agent and the Asset Representations Reviewer as of such Redemption Date are paid in full in connection therewith.  On the Redemption Date, the Indenture Trustee shall transfer any amounts on deposit in the Reserve Account and the Principal Funding Account into the Distribution Account.  Upon the exercise of the Optional Redemption, the Notes will be redeemed and paid in full.

(c)            Release of Funds.  On the Redemption Date, the outstanding Note Balance of the Notes plus accrued and unpaid interest, any unpaid Additional Interest Amounts and any unpaid Make-Whole Payments on the Notes will become due and payable and interest on the Notes will cease to accrue from and after the Redemption Date, unless the Trust fails to pay the Notes on the Redemption Date.  On redemption, the Indenture Trustee will release the Series 2025-1 Collateral from the Lien of this Indenture and release to the Trust or any other Person entitled to funds then in the Series 2025-1 Accounts under this Indenture according to Section 8.4(c).

ARTICLE XI

OTHER AGREEMENTS

Section 11.1  No Petition.  The Indenture Trustee and each Noteholder or Note Owner, by accepting a Note or an interest or participation in a Note, agrees that, before the date that is two (2) years and one (1) day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor and (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Trust, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law; provided that the foregoing shall not be deemed to prevent the Indenture Trustee from filing a proof of claim in any such proceeding.  This Section 11.1 will survive the resignation or removal of the Indenture Trustee under this Indenture and the termination of this Indenture.

Section 11.2  [Reserved].

Section 11.3  Trust Orders; Certificates and Opinions.

(a)            Trust Order or Trust Request.  For an order or request by the Trust to the Indenture Trustee to take an action under this Indenture, any other Series 2025-1 Series Related Document or any Transaction Document, the Trust will deliver the following documents to the Indenture Trustee: (i) a written order (an “Trust Order”) or a written request (an “Trust Request”), signed in the name of the Trust by a Responsible Person and delivered to the Indenture Trustee, (ii) an Officer’s Certificate of the Trust stating that all conditions in this Indenture, any other Series 2025-1 Series Related Document or any Transaction Document, as applicable, for the proposed action have been satisfied, (iii) an Opinion of Counsel stating that such action is authorized or permitted by this Indenture, any other Series 2025-1 Series Related

Document or any Transaction Document, as applicable, and all conditions precedent have been satisfied and (iv) if required by the TIA, an Independent Certificate.  However, if this Indenture requires the furnishing of specific documents for the action to be taken, no additional certificate or opinion is required to be delivered.

(b)            Form of Certificates and Opinions.

(i)            Each certificate or opinion on compliance with a condition or covenant in this Indenture will include:

(A)
a statement that each signatory of the certificate or opinion has read the covenant or condition and the definitions in this Indenture, any other Series 2025-1 Series Related Document or any Transaction Document relating to the covenant or condition;

(B)	a brief statement about the nature and scope of the examination or investigation on which the statements or opinions in the certificate or opinion are based;

(C)
a statement that, in the opinion of the signatory, the signatory has made an examination or investigation, if necessary, to enable the signatory to express an informed opinion on whether or not the covenant or condition has been complied with; and

(D)	a statement about whether, in the opinion of the signatory, the condition or covenant has been complied with.

(ii)            Any Officer’s Certificate of a Responsible Person of the Trust may be based, for legal matters, on an opinion of counsel, unless that Responsible Person knows, or in the exercise of reasonable care should know, that the opinion is erroneous.  Any Officer’s Certificate of a Responsible Person of the Trust or opinion of counsel may be based, for factual matters, on an Officer’s Certificate of a Responsible Person of the Servicer, the Depositor or the Trust (including by the Administrator on behalf of the Trust), stating that the information about those factual matters is in the possession of the Servicer, the Depositor, the Trust or the Administrator, unless the Responsible Person of the Trust or counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate is erroneous.

(c)            Ordinary Course of Business.  The Trust may, without furnishing any Officer’s Certificates under this Section 11.3, (i) collect, sell or dispose of Group 1 Receivables in the ordinary course of its business, so long as Collections and other proceeds of the dispositions are applied according to the Master Collateral Agreement and this Indenture to the extent of Series 2025-1 Available Funds and (ii) make cash payments out of the Series 2025-1 Accounts, in each case, as and if permitted or required by this Indenture, any other Series 2025-1 Series Related Document or any Transaction Document.

(d)            Exemptive Orders.  If the Commission issues an exemptive order under Section 304(d) of the TIA modifying the Indenture Trustee’s obligations under Sections 314(c) and

314(d)(1) of the TIA, the Indenture Trustee will release property from the Lien of this Indenture only according to this Indenture, any other Series 2025-1 Series Related Document or any Transaction Document and the conditions and procedures stated in the exemptive order.

Section 11.4  Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders or a stated percentage of Noteholders may be embodied in and evidenced by one or more instruments or documents signed by the Noteholders or Note Owners in person or by agents duly appointed in writing.  Except as otherwise expressly stated in this Indenture, the action will become effective when the instruments or documents are delivered to the Indenture Trustee and, if required, to the Trust.  Such instruments or documents (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or document.  Proof of execution of such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee if made in the manner provided in this Section 11.4.  Any such acts will bind the Noteholder of every Note issued upon the registration of the Note or in exchange for the Note or in place of the Note, for all purposes including in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of the action is made on the Note.

(b)            The fact and date of the execution by any Person of any such instrument or document may be proved in any manner that the Indenture Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

Section 11.5  Trust Obligation.  No recourse may be taken, directly or indirectly, for the obligations of the Trust, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or a certificate or other writing delivered under this Indenture or the Notes, against (a) the Indenture Trustee or the Owner Trustee each in its individual capacity, (b) each holder of a beneficial interest in the Trust, (c) each partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (d) each holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity.  The Indenture Trustee and the Owner Trustee have none of these obligations in their individual capacities.  For all purposes of this Indenture, the Owner Trustee will be subject to, and have the benefits of, Articles V, VI and VII of the Trust Agreement.

Section 11.6  Conflict with Trust Indenture Act.  If any part of this Indenture limits, qualifies or conflicts with any other part of this Indenture that is required or deemed to be included in this Indenture by the TIA, the required or deemed part will control.  Sections 310 through 317 of the TIA that impose obligations on a Person (including those automatically deemed included in this Indenture unless expressly excluded by this Indenture) are a part of and govern this Indenture.

Section 11.7  Regulation RR Risk Retention. Cellco, as Sponsor, has complied, and on the Closing Date will comply, either directly or, to the extent permitted by the U.S. Credit Risk

Retention Rules through a “wholly-owned affiliate” (as defined in the U.S. Credit Risk Retention Rules), with all requirements imposed on the “sponsor” of a “securitization transaction” (as each such term is defined in the U.S. Credit Risk Retention Rules) in accordance with the provisions of Regulation RR in connection with the securitization transaction contemplated by this Indenture and the other Series 2025-1 Series Related Documents and in the manner described in the Prospectus under the heading “Credit Risk Retention.”  Cellco, as Sponsor, will cause the True-up Trust, as nominee of the Originators to, and the True-up Trust will, retain the required economic interest in the credit risk of the Group 1 Receivables in satisfaction of the Sponsor’s obligations under the U.S. Credit Risk Retention Rules in the form of the Transferor’s Interest, as wholly offset by an “eligible horizontal residual interest” in Series 2025-1 consisting of the Class R Interest.  Cellco determined the fair value of the Class R Interest, and will determine the fair value of such Class R Interest, on the Closing Date as required by Rule 5(i)(2) of the U.S. Credit Risk Retention Rules.  Cellco determined the fair value of the Class R Interest based on its own valuation methodology, inputs and assumptions and is solely responsible for the valuation methodology, inputs and assumptions.

ARTICLE XII

MISCELLANEOUS

Section 12.1  Benefits of Indenture; Third-Party Beneficiaries.  This Indenture and the Notes are for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Series 2025-1 Secured Parties, each Person with rights to payments or distributions under this Indenture and the Certificateholders will be third-party beneficiaries of this Indenture and may enforce this Indenture according to its terms.  No other Person will have any right or obligation under this Indenture or the Notes.

Section 12.2  Notices.

(a)            Notices to Parties.  Notices, requests, directions, consents, waivers or other communications to or from the parties to this Indenture must be in writing and will be considered received by the recipient:

(i)            for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail properly addressed to the recipient;

(ii)            for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)            for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)            for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)            Notice Addresses.  A notice, request, direction, consent, waiver or other communication will be addressed to the recipient stated in Schedule A to the Transfer and Servicing Agreement, which address the party may change by notifying the other party.

(c)            Notice to Noteholders.  Notices to a Noteholder will be considered received by the Noteholder:

(i)            for Definitive Notes, for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail properly addressed to the Noteholder at its address in the Note Register; or

(ii)            for Book-Entry Notes, when delivered under the procedures of the Clearing Agency, whether or not the Noteholder actually receives the notice.

(d)            Notices to Rating Agencies.  Where this Indenture requires for notice to the Rating Agencies, failure to give the notice will not affect other rights or obligations under this Indenture and will not be a Potential Default with respect to Group 1 or Event of Default with respect to Group 1.

(e)            Waiver of Notices.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event and such waiver shall be the equivalent of such notice.  Waivers of notice by the Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 12.3 GOVERNING LAW.  THIS INDENTURE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES), AND THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION.

Section 12.4 Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Indenture.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 12.5 WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS INDENTURE ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 12.6 No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Indenture will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Indenture are in addition to any powers, rights and remedies under law.

Section 12.7 Severability.  If a part of this Indenture is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Indenture and will not affect the validity, legality or enforceability of the remaining Indenture.

Section 12.8 Headings.  The headings in this Indenture are included for convenience and will not affect the meaning or interpretation of this Indenture.

Section 12.9 Counterparts.  This Indenture may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.

Section 12.10 Customer Identification Program.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account.  For a non-individual person such as a business entity, charity, a trust or other legal entity, the Indenture Trustee and any Qualified Institution may ask for documentation to verify its formation and existence as a legal entity. They may also ask to see financial statements, licenses, identification and authorization from individuals claiming authority to represent the entity or other relevant documentation.

Section 12.11 [Reserved].

Section 12.12 Intent of the Parties; Reasonableness.  The Trust and the Indenture Trustee acknowledge and agree that the purpose of Sections 3.9 and 6.6 of this Indenture is to facilitate compliance by the Trust and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Trust nor the Administrator (acting on behalf of the Trust) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Trust (or the Administrator, acting on behalf of the Trust) in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Indenture Trustee shall cooperate fully with the Trust (or the Administrator, acting on behalf of the Trust) to deliver to the Trust (or the Administrator, acting on behalf of the Trust), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Trust (or the Administrator, acting on behalf of the Trust) to permit the Trust to comply with the provisions of Regulation AB, together with such disclosures relating to the Indenture Trustee reasonably believed by the Trust (or the Administrator, acting in good faith on behalf of the Trust) to be necessary in order to effect such compliance.  The Trust (or the Administrator, acting on behalf of the Trust) shall cooperate with the Indenture Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Trust to comply with Regulation AB.

Section 12.13 Electronic Signatures.  Each party agrees that this Indenture and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Indenture or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility; provided that any documentation with respect to transfer of the Notes or other securities presented to the Note Registrar, Indenture Trustee or any transfer agent after the Closing Date must contain original documents with manual, wet ink signatures to the extent required by the Note Registrar, Indenture Trustee or transfer agent.  The Indenture Trustee, the Note Paying Agent and the Note Registrar shall be fully justified, indemnified and protected in relying and acting upon any electronic signature believed by the Indenture Trustee, the Note Paying Agent or the Note Registrar, as applicable, to have been signed by the Trust, the Administrator, the Servicer or an other such Person as is required to deliver such document, as applicable, and shall not otherwise have any duty or obligation to verify such electronic signature independently.

Section 12.14 Class R Interest.

(a) Creation of Class R Interest.  At the direction of the Trust, the Class R Interest is being created hereunder as an interest in Series 2025-1 having the rights set forth in this Indenture and the Trust Agreement.  The Class R Interest is being acquired on the date hereof by the True-up Trust, as the initial Class R Interest Holder, as nominee of the Originators.

(b)            Holder of Class R Interest.  Under the Trust Agreement, the Trust has appointed the Owner Trustee to be the Trust Registrar for the Class R Interest.  The Class R Interest Holder will be the Person registered as the holder of the Class R Interest on the Trust Register.  The Class R Interest Holder will receive any Series 2025-1 Available Funds not needed on a Payment Date to pay the Notes and the Trust’s other obligations as set forth in Section 8.2 of this Indenture.

(c)            Legal Title and Distributions.  The Class R Interest Holder has no legal title to any Trust Property.  The Class R Interest Holder will receive distributions only as set forth in Section 8.2 and Section 8.3(g)(iii) of this Indenture.

(d)            Transfer of Class R Interest.  The Class R Interest Holder will be permitted to sell, transfer, assign or convey its rights in the Class R Interest upon satisfaction of the requirements applicable to transfers of the Certificates set forth in Section 3.3 of the Trust Agreement mutatis mutandis, subject to the requirements of Section 11.7 of this Indenture. The Class R Interest Holder, if it wishes to transfer the Class R Interest, shall notify the Trust Registrar in writing of such transfer and identify the new Class R Interest Holder. Upon receipt of notice in writing of any transfer of the Class R Interest identifying the new Class R Interest Holder, the Owner Trustee, as Trust Registrar for the Class R Interest, will record such transferee as the Class R Interest Holder on the Trust Register. Notwithstanding anything else in this Indenture to the contrary, no Person shall have any rights hereunder with respect to the Class R Interest unless such Person is identified as being the Class R Interest Holder on the Trust Register.

Section 12.15  No Set-off.  Each of the Master Collateral Agent and the Indenture Trustee hereby acknowledges and agrees that it shall not setoff, appropriate or apply any amounts held by it in any Trust Account or Series 2025-1 Account under any Transaction Document or Series Related Document against any amounts owed by the Trust to U.S. Bank Trust Company, National Association as a Lender or Noteholder under any Trust Financing, except as expressly permitted pursuant to the (i) Transaction Documents and (ii) Series Related Documents for the Series against which such amounts may be set-off, appropriated or otherwise applied. The foregoing shall in no way limit any other rights or remedies of the Master Collateral Agent or Indenture Trustee under or in connection with the Transaction Document or Series Related Documents.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Indenture to be executed by its duly authorized officer as of the date and year first above written.

VERIZON MASTER TRUST,
as Trust

By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee of
Verizon Master Trust

By:	/s/ Gregory A. Marcum
Name: Gregory A. Marcum
Title: Assistant Vice President

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION,
not in its individual capacity but solely as Indenture
Trustee and as Note Paying Agent

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith
Title: Vice President

Solely with respect to Section 11.7:

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Sponsor

By:  /s/ Jon Ransegnola
             Name:  Jon Ransegnola
       Title:    Assistant Treasurer

Exhibit A

Form of Notes

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN ANOTHER NAME REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND PAYMENT IS MADE TO CEDE & CO. OR TO ANOTHER ENTITY REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.

THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR VERIZON ABS II LLC, CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS, VERIZON COMMUNICATIONS INC., THE ORIGINATORS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE MASTER COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE GROUP 1 RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE SERIES 2025-1 ACCOUNTS.

EACH HOLDER OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”) AND ANY FIDUCIARY ACTING ON BEHALF OF THE HOLDER, BY ACCEPTING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), IS DEEMED TO REPRESENT THAT ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS ACQUISITION, HOLDING AND DISPOSITION DOES NOT AND WILL NOT RESULT IN A VIOLATION OF ANY SIMILAR LAW).

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS STATED IN THIS NOTE.  ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE OF THIS NOTE.

REGISTERED                    $[___________]
No. R-1	CUSIP NO. [_______]

VERIZON MASTER TRUST, SERIES 2025-1

CLASS [A][B][C] [___]% ASSET BACKED NOTES

Verizon Master Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [____________] DOLLARS payable as set forth in Section 8.2 of the Indenture, dated as of January 22, 2025 (the “Indenture”), between the Trust and U.S. Bank Trust Company, National Association, as Indenture Trustee (the “Indenture Trustee”) on the 20th day of each month, or, if that day is not a Business Day, the next succeeding Business Day, starting in February 2025 (each, a “Payment Date”) in an amount equal to the aggregate amount payable to Noteholders of Class [A][B][C] Notes on that Payment Date from the amounts payable as principal on the Class [A][B][C] Notes under Section 3.1 of the Indenture.  However, the entire unpaid Note Balance of this Note will be due and payable on the earlier of (a) the [______] Payment Date (the “Final Maturity Date”), or (b) the Redemption Date under Section 10.1 of the Indenture.  The entire unpaid Note Balance of the Notes will be due and payable on the date on which the Notes are declared to be, or have automatically become, immediately due and payable under Section 5.2(a) of the Indenture.  Principal payments on the Class [A][B][C] Notes will be made pro rata to the Noteholders entitled to those principal payments.  Capitalized terms used but not defined in this Note are defined in Article I of the Indenture, which also contains usage rules that apply to this Note, including by reference to other documents.

The Trust will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the Note Balance of this Note outstanding on the Payment Date immediately preceding such Payment Date (in each case, after giving effect to payments of principal made on the Payment Date immediately preceding such Payment Date), subject to limitations in Section 3.1 of the Indenture.  Interest on this Note will accrue for each Payment Date from and including the 20th day of the calendar month immediately preceding such Payment Date to but excluding the 20th day of the calendar month in which such Payment Date occurs (or, for the initial Payment Date, from and including the Closing Date to but excluding February 20, 2025).  Interest will be computed on the basis of a 360-day year of twelve 30 day months.]

The principal of and interest, any Additional Interest Amounts and any Make-Whole Payments on this Note are payable in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments made by the Trust on this Note will be applied first to interest due and payable on this Note as stated above and then to the unpaid principal of this Note.

This Note is one of a duly authorized issue of Class [A][B][C] [_]% Asset Backed Notes (the “Class [A][B][C] Notes”) of the Trust.  Also authorized under the Indenture are the Class [A][B][C] Notes.  The Indenture and indentures supplemental to the Indenture state the respective rights and obligations of the Trust, the Indenture Trustee and the Noteholders.  The Notes are subject to the Indenture.

The Class [A][B][C] Notes are and will be equally and ratably secured by the collateral pledged as security therefor under the Master Collateral Agreement and the Indenture.  Interest on and principal of the Notes will be payable according to the priority of payments stated in Section 8.2 of the Indenture.  [Class B only:][The Class B Notes are subordinated in right of payment to the Class A Notes.] [Class C only:][The Class C Notes are subordinated in right of payment to the Class A Notes and the Class B Notes.]

Payments of interest on this Note on each Payment Date, together with each installment of principal if not in full payment of this Note, any Additional Interest Amounts and any Make-Whole Payments will be made to the Noteholder of this Note either by wire transfer, to the account of the Noteholder at a bank or other entity having proper facilities for the wire transfer, if the Noteholder has given to the Note Registrar proper written instructions at least five (5) Business Days before that Payment Date and the Noteholder’s Notes in the aggregate evidence a denomination of not less than $1,000, or, if not, by check mailed first class mail, postage prepaid, to the Noteholder’s address as it appears on the Note Register on each Record Date.  However, unless Definitive Notes have been issued to Note Owners, payment will be made by wire transfer to the account designated by Cede & Co., as nominee of the Clearing Agency or a successor nominee.  The payments will be made without requiring that this Note be submitted for notation of payment.  Any reduction in the Note Balance of this Note effected by payments made on a Payment Date will bind future Noteholders of this Note and of a Note issued on the registration of transfer of this Note or in exchange of this Note or in place of this Note, whether or not noted on this Note.  If money is expected to be available for payment in full of the then remaining unpaid Note Balance of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Trust, will notify the Noteholder of this Note as of the Record Date immediately preceding such Payment Date by notice mailed or transmitted by fax before that Payment Date, and the amount then due and payable will be payable only on presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for those purposes located in The City of New York.

The Trust will pay interest on overdue installments of interest at the Class [A][B][C] Note Interest Rate if lawful.

The Notes may be redeemed, in whole but not in part, in the manner and to the extent described in the Indenture.

The transfer of this Note is subject to the restrictions on transfer stated on the face of this Note and to the other limitations in the Indenture.  Subject to the satisfaction of those restrictions and limitations, the transfer of this Note may be registered on the Note Register on surrender of this Note for registration of transfer at the office or agency designated by the Trust under the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder of this Note or its attorney-in-fact, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, and then one or more new Notes of the same Class in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for the registration of transfer or exchange of this Note, but the transferor may be required to pay an amount to cover any tax or other governmental charge that may be imposed under any registration of transfer or exchange.

Each Noteholder or Note Owner, by accepting a Note or, for a Note Owner, an interest or participation in a Note, agrees that no recourse may be taken, directly or indirectly, for the obligations of the Trust, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or a certificate or other writing delivered for the Notes and the Indenture, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any holder of a beneficial interest in the Trust, (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (iv) any holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity.

The obligations of the Trust under the Indenture are solely the obligations of the Trust and do not represent an obligation or interest in any assets of the Depositor other than the Depositor Transferred Property conveyed to the Trust under the Transfer and Servicing Agreement.  Each Noteholder and Note Owner, by its acceptance of a Note or an interest or participation in a Note, acknowledges and agrees that it has no right, title or interest in or to any Other Assets of the Depositor.  If the Noteholder or Note Owner either (i) asserts an interest or claim to, or benefit from, Other Assets or (ii) is deemed to have any interest, claim to or benefit in or from Other Assets, whether by operation of law, legal process, under insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then the Noteholder or Note Owner further acknowledges and agrees that any interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of those Other Assets, are entitled to be paid from, entitled to the benefits of, or secured by those Other Assets (whether or not any entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on the other obligations and liabilities.  THIS PARAGRAPH IS A SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(a) OF THE BANKRUPTCY CODE.

Each Noteholder or Note Owner, by accepting a Note or, for a Note Owner, an interest or participation in a Note, agrees that, before the date that is two (2) years and one (1) day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor and (b) the Notes, it will not start or pursue against (i) the Depositor or (ii) the Trust, respectively, or join any other Person in starting or pursuing against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.

The Trust has entered into the Indenture, and this Note is issued with the intention that, for purposes of U.S. federal, state and local income tax, franchise tax, and any other tax imposed on or measured in whole or in part by income, the Notes will be treated as indebtedness and the Trust will be treated as a mere security device formed to hold the Group 1 Receivables and issue, among other instruments, Notes and Certificates.  Each Noteholder or Note Owner, by its acceptance of a

Note or an interest or participation in a Note, will be deemed to agree to treat the Notes as indebtedness for purposes of U.S. federal, state and local income tax, franchise tax and any other tax imposed on or measured in whole or in part by income and the Trust as a mere security device formed to hold the Group 1 Receivables and issue, among other instruments, Notes and Certificates.

For any date, the Trust, the Indenture Trustee and any agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as of that date as the owner of this Note for the purpose of receiving payments of principal of and any interest on the Note and for all other purposes, without regard to any notice or other information to the contrary.

The Indenture permits, with some exceptions requiring the consent of all adversely affected Noteholders under the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Trust and the rights of the Noteholders under the Indenture by the Trust with the consent of the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class.  The Indenture also permits the Indenture Trustee to amend or waive some terms and conditions in the Indenture without the consent of the Noteholders if some conditions are satisfied.  In addition, the Indenture contains terms permitting the Noteholders of Notes evidencing stated percentages of the Note Balance of the Notes or of the Controlling Class, on behalf of all Noteholders, to waive compliance by the Trust with some terms of the Indenture and some defaults under the Indenture and their consequences.  Any consent or waiver by the Noteholder of this Note will be conclusive and bind the Noteholder and all future Noteholders of this Note and of any Note issued on the registration of transfer of this Note or in exchange of this Note or in place of this Note whether or not notation of the consent or waiver is made on this Note.

The term “Trust,” as used in this Note, includes any successor to the Trust under the Indenture.

The Trust is permitted by the Indenture, under some circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as stated in the Indenture, subject to some limitations in the Indenture.

THIS NOTE AND THE INDENTURE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

No reference in this Note to the Indenture, and no terms of this Note or of the Indenture, will alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency prescribed in this Note.

Except as permitted under the Series 2025-1 Series Related Documents and the Transaction Documents, none of U.S. Bank Trust Company, National Association, in its individual capacity,

Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Trust, or their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications in the Indenture.  The Noteholder of this Note, by its acceptance of this Note, agrees that, except as permitted in the Series 2025-1 Series Related Documents and the Transaction Documents, for an Event of Default with respect to Group 1 under the Master Collateral Agreement, the Noteholder has no claim against those Persons for any deficiency, loss or claim from this Note.  However, nothing in this Note will be taken to prevent recourse to, and enforcement against, the assets of the Trust for liabilities, obligations and undertakings in the Indenture or in this Note.

Unless the certificate of authentication on this Note has been executed by the Indenture Trustee whose name appears below by manual signature, this Note will not have the benefit of the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Left Blank]

The Trust has caused this instrument to be signed, manually or in facsimile, by its Responsible Person, as of the date below.

Date: [__________]

VERIZON MASTER TRUST

By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee of
Verizon Master Trust

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Class [A][B][C] Notes designated above and referred to in the Indenture.

Date: [__________]
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Indenture Trustee

By:
Name:
Title:

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights under said Note, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration of said Note, with full power of substitution in the premises.

Dated:			*/
Signature Guaranteed

*/

*/
NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  The signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program or another “signature guarantee program” selected by the Note Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Exchange Act.

Exhibit B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria specified below:

Reference	Criteria
Cash Collection and Administration
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of the Securities Exchange Act of 1934, as amended.

Investor Remittances and Reporting
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

B-1